As filed with the Securities and Exchange Commission on September 30, 2005

                                                     Registration No. 333-______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            HEALTHRENU MEDICAL, INC.
                 (Name of Small Business Issuer in Its Charter)

             Nevada                          2844                  84-1022287
(State or Other Jurisdiction of  (Primary Standard Industrial    (IRS Employer
 Incorporation or Organization)   Classification Code Number)  Identification No.)

                                12777 Jones Road
                                    Suite 481
                                Houston, TX 77070
                                 (281) 890-2561
          (Address and Telephone Number of Principal Executive Offices)

                           12777 Jones Road, Suite 481
                                Houston, TX 77070
                   (Address of Principal Place of Business or
                      Intended Principal Place of Business)

                                   Copies to:

Robert W. Prokos                                                                              Thomas P. Gallagher, Esq.
President and Chief Executive Officer                                                          Deborah L. Carroll, Esq.
HealthRenu Medical, Inc.                                                                     Gallagher, Briody & Butler
12777 Jones Road, Suite 481                                                                       155 Village Boulevard
Houston, TX 77070                                                                                  Princeton, NJ  08540
(281) 890-2561                                                                                           (609) 452-6000
(Name, Address and Telephone Number of Agent for Service)     (Name, Address and Telephone Number of Agent for Service)

                                 ---------------

Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------  ----------------------  -----------------  ---------------------  --------------
                                                                       Proposed
Title Of Each                                                          Maximum            Proposed Maximum       Amount Of
Class Of Securities                            Amount To               Offering Price     Aggregate Offering     Registration
To Be Registered                               Be Registered           Per Share (1)      Price (1)              Fee
---------------------------------------------  ----------------------  -----------------  ---------------------  --------------
Common Stock, par value $0.001 per share       100,000,000 shares(2)   $0.44              $44,000,000            $5,179
---------------------------------------------  ----------------------  -----------------  ---------------------  --------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price per share and proposed maximum aggregate offering price is based upon the mean between the closing bid and asked prices for the common stock as quoted by the Nasdaq Over-the-Counter Bulletin Board on September 26, 2005.

(2) Represents (a) up to 92,834,164 shares of common stock issuable pursuant to a Standby Equity Distribution Agreement with Cornell Capital Partners, LP at an estimated price of $0.44 per share, representing 97% of the lowest volume weighted average price of the common stock as quoted by Bloomberg, LP; (b) 1,465,065 shares of common stock issued to Cornell Capital Partners, LP as a commitment fee pursuant to a Standby Equity Distribution Agreement with Cornell Capital Partners, LP, including 293,013 shares held by its transferee; (c) 90,909 shares of common stock issued to Monitor Capital, Inc. as placement agent under the Standby
      Equity Distribution Agreement; (d) 500,000 shares of common stock underlying warrants issued to MultiGrow Advisors, LLC for consulting services; (e) 100,000 shares of common stock underlying warrants issued to Portfolio Lenders II, LLC for services; (f) 974,589 shares of common stock underlying warrants issued to North Coast Securities Corporation and its affiliates for services as placement agent of 2005 private placement and for consulting services; and (g) 4,035,273 shares of selling stockholders participating in 2005 private placement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION DATED SEPTEMBER 30, 2005

                            HEALTHRENU MEDICAL, INC.

                       100,000,000 Shares of Common Stock

      Our common stock is quoted on the Over-the-Counter Bulletin Board under the stock symbol "HRUM.OB". On September 26, 2005, the closing price for our common stock was $0.44 per share.

      This prospectus relates to the sale of up to 100,000,000 shares of our common stock from time to time by the selling stockholders identified in the selling stockholder table appearing on page 23 of this prospectus.

      We will receive no proceeds from the sale of our common stock by the selling stockholders identified in this prospectus.

      You should read this prospectus carefully before you invest in us.

      Investing in our common stock is speculative and involves a high degree of risk. See "Risk Factors" beginning on page 8.

       Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is __________, 2005

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

Forward Looking Statements...................................................1

Prospectus Summary ..........................................................2

Risk Factors ................................................................8

Use of Proceeds.............................................................19

Plan of Distribution........................................................19

Selling Stockholders........................................................23

Market Prices and Dividend Policy...........................................29

Business....................................................................32

Management's Discussion and Analysis of Financial
Condition and Results of Operations.........................................39

Management..................................................................45

Executive Compensation......................................................46

Principal Stockholders......................................................48

Certain Transactions........................................................49

Description of Securities...................................................51

Legal Matters...............................................................54

Experts.....................................................................54

Where You Can Find More Information.........................................54

Index to Financial Statements..............................................F-1

                           FORWARD LOOKING STATEMENTS

This prospectus contains certain forward-looking statements and information that are based on the beliefs of our management, assumptions made by our management and information currently available to our management. The statements contained in this prospectus relating to matters that are not historical facts are forward-looking statements that involve risks and uncertainties, including, but not limited to, the successful commercialization of our products, future demand for our products, general economic conditions, government regulation, competition and customer strategies, changes in our business strategy or development plans, capital deployment, business disruptions, our ability to consummate future financings and other risks and uncertainties, certain of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those described herein as anticipated, believed, estimated or expected.

Forward-looking statements are based on our management's current views and assumptions and involve unknown risks that could cause actual results, performance or events to differ materially from those expressed or implied in those statements. These risks include, but are not limited to, the risks set forth under the caption "Risk Factors."

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                               PROSPECTUS SUMMARY

The following is only a summary of the information, financial statements and notes included in this prospectus. It does not contain all of the information that may be important to you. You should read the entire prospectus carefully, including "Risk Factors" and the financial statements and notes thereto, before deciding to invest in our common stock offered by this prospectus.

                                    OVERVIEW

We are a biotechnology company that develops and distributes proprietary products for personal skin care and wound care under the Health Renu(R) brand name. Our products are all natural and provide nutrients and proteins designed to aid the body in its healing process. We believe that our products provide an effective and affordable answer to healthcare's major skin related challenges.

We have developed two product lines - our HealthRenu medical line and our BetterSkin consumer line - which consist of the following products:

HEALTHRENU MEDICAL LINE:

      o     DERM-ALL GEL

            Used for non-healing wounds, pressure ulcers, diabetic ulcers, and surgical wounds.

      o     SKIN RENU PLUS

            Used for diabetic neuropathy, circulation, skin preparation for pre-operative surgery patients, used in post-operative surgical wound care to prevent against possible staph infections and promote rapid recovery and scar reduction of the wound site.

      o     SKIN RENU LOTION

            Used for diabetic preventive skin care, preventive skin care for pressure ulcers, dermatitis, eczema, age spots, chronic bruising associated with thin skin, skin conditioner for thin skin, chronic dry skin, cracked hands, and preventive care against latex allergies.

      o     SKIN RENU

            Used for age spots, bruising, and burns as well as by people with serious allergic reactions to insect bites.

      o     RENU CARE

            Used as a non-rinse cleanser for bed patients, provides skin protection and can be used for stage 1 pressure ulcers (bedsores).

      o     DEEP RELIEF

            Has transdermal ability to penetrate through skin layers, transferring anti-inflammatory ingredients through muscle tissue to inflamed joints. Made with a heat action and used for severe arthritis.

      o     HEALTH RENU SPORTS MEDICINE

            Has transdermal ability to penetrate through skin layers, transferring anti-inflammatory ingredients through muscle tissue to inflamed joints. Made with peppermint oil which gives a peppermint fragrance as well as anti-inflammatory action. Made with a mild heat action.

      o     FACIAL SOAP

            Used for facial skin disorders. Contains omega 3,6 and 9 fatty acids as well as vitamins.

BETTERSKIN CONSUMER LINE:
------------------------

Our BetterSkin scented body lotions and body washes are designed for every day use by consumers. Our BetterSkin products come in the most popular selling scents in the U.S. - vanilla, strawberry, grapefruit, mango, cucumber melon, rose and peach - and contain seven essential oils and vitamins.

We distribute our HealthRenu products directly to consumers and through distributors to nursing homes, hospices, doctors' offices, pharmacies and other medical markets and retailers throughout the U.S. Our products are registered for such sale and distribution by the U.S. Food and Drug Administration. Historically, most of our sales have been to consumers, nursing homes, home health care, pharmacies, smaller medical supply companies, family clinics, and orthopedic surgeons, with some sales to hospitals. We have not yet commenced distribution of our BetterSkin products.

                              BUSINESS DEVELOPMENT

We were originally incorporated in Colorado as American Merger Control, Inc. on January 6, 1986. In 1990, we changed our name to Ultratech Knowledge Systems, Inc., and in 1993 we changed our name again to AGTsports, Inc. During the fiscal years ended September 30, 1991 through September 30, 1998, our business plan was to pursue providing technological and software services to golf and related industries. In 1998, we abandoned this business plan and were considered a "shell" or "blank check" company whose sole purpose was to search for and enter into new business opportunities.

On September 4, 2003, we merged into AGTsports, Inc., our wholly-owned Nevada subsidiary. As a result of the merger, we became a Nevada corporation.

On September 26, 2003, we entered into an exchange agreement with Health Renu, Inc, a Delaware corporation, and the former Health Renu, Inc. stockholders whereby Health Renu, Inc. became our wholly-owned subsidiary and our control shifted to the former Health Renu, Inc. stockholders. Since its inception in 1997, Health Renu, Inc. had been in the medical research and development stage, with a focus on creating and improving its skin care and wound care products. Health Renu, Inc. had very little production or revenue.

The exchange agreement represented a recapitalization of Health Renu, Inc. with accounting treatment similar to that used in a reverse acquisition. Health Renu, Inc. emerged as the surviving financial reporting entity but we remained as the legal reporting entity. As a result of our acquisition of Health Renu, Inc. and a change in our business focus to skin care and wound care products, we changed our name to HealthRenu Medical, Inc. In this prospectus, a reference to us includes a reference to Health Renu, Inc. and vice-versa unless otherwise indicated.

Our principal executive offices are located at 12777 Jones Road, Suite 481, Houston, Texas 77070 and our telephone number is (281) 890-2561.

Information contained on our web site (www.healthrenumedical.com) does not constitute part of this prospectus.

                                  GOING CONCERN

Our accompanying financial statements have been prepared on a going concern basis, which contemplates our continuation of operations, realization of assets and liquidation of liabilities in the ordinary course of business. Since inception, we have incurred substantial operating losses and expect to incur additional operating losses over the next several years. As of June 30, 2005, we had an accumulated deficit of approximately $2.1 million.

We have financed our operations since inception primarily through equity financings and loans from our officers, directors and stockholders. We have recently entered into a standby equity distribution agreement. No assurances can be given that the additional capital necessary to meet our working capital needs or to sustain or expand our operations will be available in sufficient amounts or at all under the standby equity credit agreement or otherwise. Continuing our operations in 2005 is dependent upon obtaining such further financing.

Our accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                  THE OFFERING

This offering relates to the sale of common stock by certain persons who are our stockholders. The selling stockholders are:

      o Cornell Capital Partners, L.P. and its transferee, which intend to sell up to 1,465,065 shares of common stock issued to Cornell Capital Partners, L.P., as a commitment fee pursuant to the standby equity distribution agreement entered into between us and them and up to 92,834,164 shares of common stock to be issued pursuant to the standby equity distribution agreement;

      o Monitor Capital, Inc., which intends to sell up to 90,909 shares of common stock received as a placement agent fee;

      o Two selling stockholders who intend to sell up to 600,000 shares of common stock issuable upon warrants issued for service;

      o North Coast Securities Corporation and affiliated persons who intend to sell up to 974,589 shares of common stock underlying warrants issued as a fee for serving as our placement agent in the private placement of units closed in August and September 2005 and for consulting services; and

      o Other selling stockholders, who intend to sell up to 1,245,455 shares of common stock issued or issuable upon conversion of 8% convertible notes, related interest payable in up to 298,909 shares and up to 2,490,909 shares of common stock issuable upon the exercise of related warrants, sold in a private placement of our units conducted in August and September 2005.

Pursuant to the standby equity distribution agreement, Cornell Capital Partners, L.P. may purchase up to $10.0 million worth of our common stock at a price equal to 97% of the lowest volume weighted average price as quoted by Bloomberg, L.P. for the five consecutive trading days after the notice date. Cornell Capital Partners, L.P. intends to sell any shares acquired pursuant to the standby equity distribution agreement at the then prevailing market price.

Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock issuable under the standby equity distribution agreement.

Common Stock Offered                   Up  to  100,000,000  shares  by  selling
                                       stockholders. This equals 383.59% of our outstanding common stock on the date hereof.

Offering Price                         Market price

Common Stock Outstanding               26,069,589 shares
Before The Offering

Use Of Proceeds                        We will not  receive any  proceeds  from
                                       sales of the shares offered by the selling stockholders. Any proceeds we receive from the sale of common stock to Cornell Capital Partners, L.P. under the standby equity distribution agreement will be used for sales and marketing, product development and general working capital purposes. See "Use of Proceeds."

Risk Factors                           The  securities  offered  hereby  involve
                                       a  high   degree  of  risk  and immediate
                                       substantial dilution. See "Risk Factors".

Over-The-Counter Bulletin              HRUM.OB
Board Symbol

                          SUMMARY FINANCIAL INFORMATION

We are providing the following summary financial information to aid you in your analysis of the financial aspects of an investment in us. The table includes summary historical financial data for us for the years ended September 30, 2004 and 2003 and the nine months ended June 30, 2005 and 2004. In our opinion, the unaudited financial statements contain all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of our financial condition as of June 30, 2005 and our results of operations for the nine month periods ended June 30, 2005 and 2004. Interim results are not necessarily indicative of operations for a full year. The following financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes appearing elsewhere in this prospectus.

Summary Statement of Operations Data:

                                              Nine Months Ended June 30,            Years Ended September 30,
                                              --------------------------            -------------------------
                                              2005                    2004          2004                 2003
                                              ----                    ----          ----                 ----
                                                      (Unaudited)
Sales                                       $10,541                 $27,395          $21,806             $26,281
Cost of sales                                $3,407                 $13,353          $43,306             $28,055
Gross profit                                 $7,134                 $14,042         $(21,500)           $(1,774)
General and administrative expense          $185,487                $392,090         $526,915           $444,910
Net loss                                   $(238,579)              $(362,980)       $(533,377)        $(1,009,364)
Net loss per share (basic and               $(0.01)                 $(0.02)           $(0.03)           $(0.11)
diluted)

Summary Balance Sheet Data:

                                                June 30, 2005             September 30, 2004
                                                -------------             ------------------
                                                 (Unaudited)
        Working capital (deficit)                 $(2,307)                     $(160,722)
        Current assets                           $426,186                        $32,490
        Total assets                             $429,608                        $36,538
        Current liabilities                      $428,493                       $193,212
        Stockholders' equity (deficit)             $1,115                      $(156,674)

                                  RISK FACTORS

You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding to invest in our common stock offered by this prospectus.

                            FINANCIAL CONDITION RISKS

      o We have had limited product sales, a history of operating losses and have been unprofitable since inception.

We have had limited sales of our products to date. We incurred net losses of approximately ($2.1 million) from inception in 1997 to June 30, 2005, including approximately ($239,000) of net loss during the nine months ended June 30, 2005. We expect to incur substantial additional operating losses in the future. During the nine months ended June 30, 2005 and 2004, we generated revenues from product sales in the amounts of approximately $10,000 and $27,000, respectively. We cannot assure you that we will continue to generate revenues from operations or achieve profitability in the near future or at all.

      o We need significant financing to continue to operate.

We may not be able to obtain sufficient funds to continue to operate or implement our business plan. We are dependent on external financing to fund our operations. Our financing needs are expected to be provided from the standby equity distribution agreement, in large part. We cannot assure you that such financing will be available on favorable terms, in sufficient amounts or at all when needed, in part, because the amount of financing available will fluctuate with the price and volume of our common stock. As the price and volume decline, then the amount of financing available under the standby equity distribution agreement will decline. We cannot assure you that other financing will be available to us on favorable terms or at all.

      o The report of our independent auditors contains an explanatory paragraph relating to our ability to continue as a going concern.

In its report dated January 15, 2005 our auditors, Ham, Langston & Brezina, L.L.P., expressed an opinion that there is substantial doubt about our ability to continue as a going concern. Our accompanying financial statements have been prepared on a going concern basis, which contemplates our continuation of operations, realization of assets and liquidation of liabilities in the ordinary course of business. Since inception, we have incurred substantial operating losses and expect to incur additional operating losses over the next several years. As of June 30, 2005, we had an accumulated deficit of approximately $2.1 million. Our accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have financed our operations since inception primarily through equity financings and loans from our officers, directors and stockholders. We have recently entered into a standby equity distribution agreement. No assurances can be given that the additional capital necessary to meet our working capital needs or to sustain or expand our operations will be available in sufficient amounts or at all under the standby equity credit agreement or otherwise. Continuing our operations in 2005 is dependent upon obtaining such further financing. These conditions raise substantial doubt about our ability to continue as a going concern.

As is disclosed in the notes to our financial statements, our long-term viability as a going concern is dependent upon our ability to:

            o obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of our business operations in the near term;

            o     control costs and expand revenues; and

            o ultimately achieve adequate profitability and cash flows from operations to sustain our operations.

      o We have a working capital loss, which means that our current assets on June 30, 2005 were not sufficient to satisfy our current liabilities.

We had a working capital deficit of ($2,307) at June 30, 2005, which means that our current liabilities exceeded our current assets on June 30, 2005 by $2,307. Current assets are assets that are expected to be converted to cash or otherwise utilized within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on June 30, 2005 were not sufficient to satisfy all of our current liabilities on that date.

      o Our ability to implement our business plan is dependent upon the investor under the standby equity distribution agreement.

We will be reliant upon the ability of Cornell Capital Partners, L.P. to provide a significant amount of funding pursuant to the standby equity distribution agreement, which it has agreed to do in accordance with the terms of the standby equity distribution agreement. In the event that the investor is unable to fulfill its commitment under the standby equity distribution agreement for whatever reason, our ability to implement our business plan will suffer.

      o We have been dependent on sales to a single customer who is also our stockholder.

During the year ended September 30, 2004, we sold approximately $19,000 or 88% of our total sales to a single distributor who is a stockholder of us. We have not made any sales to this distributor in fiscal 2005. We do not expect to make significant sales to this distributor in the future.

      o Health Renu, Inc. became a public reporting company under the Securities Exchange Act of 1934 by acquiring us when we were a publicly-traded shell corporation which involves various risks and uncertainties.

On September 26, 2003, we entered into an exchange agreement with Health Renu, Inc, a Delaware corporation, and the former Health Renu, Inc. stockholders whereby our control shifted to the former Health Renu, Inc. stockholders. We were then a non-operating, publicly-traded corporation. The exchange agreement represented a recapitalization of Health Renu, Inc. with accounting treatment similar to that used in a reverse acquisition. Health Renu, Inc. emerged as the surviving financial reporting entity but we remained as the legal reporting entity. We then changed our business focus to skin care and wound care products and our name to HealthRenu Medical, Inc.

This process is commonly referred to as a "public shell merger" because we already had achieved public-trading status and were a reporting company with the U.S. Securities and Exchange Commission and had previously ceased our day-to-day business. The advantages that we hope to achieve in effecting this acquisition include gaining access to sources of capital that are generally limited to publicly-traded entities on an expedited basis since the public shell merger process can typically be completed in less time than a traditional registered initial public offering.

The risks and uncertainties involved in this strategy include that we are subject to the shell corporation's existing liabilities, including any undisclosed liabilities of the shell corporation arising out of the shell corporation's prior business operations, financial activities or equity dealings. There is a risk of litigation by third parties or governmental investigations or proceedings. There is also a risk of sales of undisclosed stock into the public market by stockholders of the shell corporation as we improve our business and financial condition and stock price, which would result in dilution to our stockholders and could negatively impact our stock price. In addition, within certain segments of the financial and legal communities there may be a negative perception of corporations that have achieved public-trading status by means of a public shell merger. This negative perception could adversely affect us in the future including in our efforts to raise capital in certain markets.

                         RISKS RELATED TO OUR OPERATIONS

      o Competition in the skin and wound care industry is intense.

The personal skin care industry and wound care industry consist of major domestic and international pharmaceutical, cosmetic and other companies, many of which have financial, technical, manufacturing, distribution, marketing, sales and other resources substantially greater than ours. We compete against companies producing and selling medical as well as consumer skin care products. We compete based upon our product quality and price. Our competitors may introduce more effective or less expensive products which could compete with our products and have a significant negative impact on our business and financial condition.

      o We are dependent upon a third party pharmaceutical laboratory for manufacture of our products.

Our products are contract-manufactured by a Texas-based pharmaceutical laboratory which has been approved by the U.S. Food and Drug Administration. We do not have a contract with this laboratory. We cannot assure you that this laboratory will continue to maintain its Food and Drug Administration certification or that it will continue to be willing or able to produce our products for us at reasonable prices or at all. If for any reason this laboratory discontinues production of our products, it would likely result in significant delays in production of our products and interruption of our product sales as we seek to establish a relationship and commence production with a new laboratory. We cannot assure you that we would be able to make satisfactory production arrangements with another laboratory on a timely basis or at all.

The laboratory is responsible for supplying our formulas ingredients other than the essential fatty acids which we supply for quality control purposes. We currently have on hand sufficient essential fatty acid supplies to meet our short terms needs and we have developed sources for their supply for the long-term future, although we cannot assure you that these ingredients will be available to us on favorable pricing terms or at all when they are needed.

      o We do not own our products' formulas.

      We do not own our product formulas. The production laboratory owns our product formulas subject to our exclusive use and right to purchase them. We cannot assure you, however, that the production laboratory will honor these contractual commitments.

      o We cannot guarantee the protection of our products or prevent the development of similar products by our competitors.

We claim proprietary rights in various unpatented technologies, know-how and trade secrets relating to our products and their manufacturing processes. We cannot guarantee the adequacy of protection that these claims afford, or that our competitors will not independently develop or patent products that are substantially equivalent or superior to our products. We protect our proprietary rights in our products and operations through contractual obligations, including nondisclosure agreements, with our employees and consultants. We cannot guarantee the adequacy of protection that these contractual measures afford or that our competitors will not independently develop or patent products that are substantially equivalent or superior to our products.

      o Our founder and former president has competed with us by selling similar products and soliciting our customers and has otherwise defrauded us.

Darrell Good, the founder and principal of Health Renu, Inc., has competed against us by posting products similar to ours with the same product numbers on his website for sale. Mr. Good has also attempted to solicit sales from our customers. We have various other claims against Mr. Good including for fraud, breach of contract and breach of fiduciary duty based on Mr. Good's misrepresentation to us that we owned our products' formulas when in fact they are owned by the production laboratory. We filed a lawsuit against Mr. Good in the U.S. District Court for the Southern District of Texas seeking recovery for these claims. Among other recovery sought, we sought to recover approximately
8.1 million shares of our common stock from Mr. Good and requested that Mr. Good cease competing with us and soliciting our customers. A final default judgment against Mr. Good was entered in this case on July 29, 2005 and the court ordered that the shares be cancelled and returned to us and that Mr. Good is enjoined from competing with us for one year. The time for appeal of the order expired on August 28, 2005. We plan to pursue enforcement of the judgment. The shares have been cancelled on the books and records of our transfer agent. We cannot assure you that we will be able to prevent Mr. Good from continuing to compete with us or soliciting our customers. If Mr. Good continues to compete with us or to solicit our customers, it could have a material adverse effect on our business.

      o Market acceptance of our products is uncertain.

We cannot assure you that any products we produce will achieve market acceptance. Market acceptance will depend on a number of factors, including:

            o     our ability to keep production costs low.

            o our ability to successfully market our products. We must create an advertising campaign to create product recognition and demand for our products.

            o timely introductions of new products. Our introduction of new products will be subject to the inherent risks of unforeseen problems and delays. Delays in product availability may negatively affect their market acceptance.

      o We may not be able to accommodate increased demand for our products.

We have had limited sales of our products to date. Rapid growth of our business may significantly strain our management, operations and technical resources. If we are successful in obtaining large orders for our products, we will be required to deliver large volumes of quality products to our customers on a timely basis and at a reasonable cost. We outsource production of our products. We cannot assure you that we will obtain large scale orders for our products or that we will be able to satisfy large scale production requirements on a timely and cost effective basis. As our business grows, we will also be required to continue to improve our operations, management and financial systems and controls. Our failure to manage our growth effectively could have an adverse effect on our ability to produce products and meet the demands of our customers.

      o We may face liability if our products cause injury or fail to perform properly.

We maintain liability insurance coverage that we believe is sufficient to protect us against potential claims. We cannot assure you that our liability insurance will continue to be available to us on its current terms or at all, or that such liability insurance will be sufficient to cover any claim or claims. o


      o Our business and growth will suffer if we are unable to hire and retain key personnel.

Our success depends in large part upon the services of our Chief Executive Officer. Our Chief Executive Officer is our only full-time employee. We contract with consultants and outsource key functions to control costs. If we lose the services of our Chief Executive Officer or are unable to hire and retain key employees or senior management as needed in the future, it could have a significant negative impact on our business.

      o We are subject to regulation by the U.S. Food and Drug Administration.

Our products are considered over-the-counter and meet the U.S. Food and Drug Administration's requirements for sales directly to consumers and medical related companies. We are currently developing new over-the-counter products for which we will need to meet Food and Drug Administration requirements in order to sell these products to consumers and medical related companies. Any product claims we make on our product packaging or sales literature must comply with Food and Drug Administration requirements. We believe that we are in material compliance with these requirements. We cannot assure you that these Food and Drug Administration requirements will not change, that our products will continue to be considered over-the-counter products, that they will maintain their Food and Drug Administration registrations or that we will be able to obtain over-the-counter classification or Food and Drug Administration registration for any future products that we may develop.

RISKS ASSOCIATED WITH OUR COMMON STOCK

      o We do not intend to pay dividends on our common stock so stockholders must sell their shares at a profit to recover their investment.

We have never declared or paid any cash dividends on our common stock. We intend to retain any future earnings for use in our business and do not anticipate paying cash dividends on our common stock in the foreseeable future. Because we may not pay dividends, our stockholders' return on investment in our common stock will depend on their ability to sell our shares at a profit.

      o The market price of our common stock may be volatile, which could cause the value of an investment in our stock to decline.

The market price of shares of our common stock has been and is likely to continue to be highly volatile. Factors that may have a significant effect on the market price of our common stock include the following:

            o sales of large numbers of shares of our common stock in the open market, including shares issuable at a fluctuating conversion price at a discount to the market price of our common stock;

            o     our operating results;

            o     quarterly fluctuations in our financial results;

            o     our need for additional financing;

            o announcements of product innovations or new products by us or our competitors;

            o developments in our proprietary rights or our competitors' developments;

            o     our   relationships   with   current   or  future   suppliers,
                  manufacturers, distributors or other strategic partners;

            o     governmental regulation; and

            o other factors and events beyond our control, such as changes in the overall economy or condition of the financial markets.

In addition, our common stock has been relatively thinly traded. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for our common stock will develop.

In addition, the stock market in general has experienced extreme volatility that often has been unrelated to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our actual operating performance.

As a result of potential stock price volatility, investors may be unable to resell their shares of our common stock at or above the cost of their purchase prices. In addition, companies that have experienced volatility in the market price of their stock have been the subject of securities class action litigation. If we were to become the subject of securities class action litigation, this could result in substantial costs, a diversion of our management's attention and resources and harm to our business and financial condition.

      o Future sales of currently outstanding shares of our common stock could adversely affect our stock price.

As of September 26, 2005, we had 26,069,589 shares of common stock outstanding. Of these shares, as of September 26, 2005, approximately 22.0 million shares of our common stock are subject to restrictions on resale pursuant to Rule 144 and approximately 4.1 million outstanding shares of our common stock are eligible for sale in the public market without restriction or registration.

This prospectus relates to 1,465,065 shares of common stock issued as a commitment fee, 90,909 shares of common stock issued as a placement agent fee and up to 92,834,164 shares of common stock issuable pursuant to the standby equity distribution agreement, all of which are being offered for the accounts of selling stockholders.

      o Our common stock is deemed to be "penny stock," which may make it more difficult for investors to sell their shares due to suitability requirements.

Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stocks:

            o     with a price of less than $5.00 per share;

            o     that are not traded on a "recognized" national exchange;

            o whose prices are not quoted on the Nasdaq automated quotation system (Nadaq-listed stocks must still have a price of not less than $5.00 per share); or

            o of issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

      o Our common stock has been relatively thinly traded and we cannot predict the extent to which a trading market will develop.

There has been a limited public market for our common stock and we cannot assure you that an active trading market for our stock will develop. Absence of an active trading market could adversely affect our stockholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating results. We cannot predict the extent to which an active public market for our common stock will develop or be sustained after this offering.

                         RISKS RELATED TO THIS OFFERING

      o Future sales by the investor under the standby equity distribution agreement or our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings.

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.

Upon issuance of the maximum number of shares being registered in this offering, there will be an additional 100,000,000 shares of common stock outstanding. The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 100,000,000 shares of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

We have the ability to issue and register additional shares under the standby equity distribution agreement by filing a new registration statement. There is essentially no limit on the number of shares that we can issue and register in future registration statements. All of these shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement and the sale to the investor under the terms of the standby equity distribution agreement.

      o Existing stockholders will experience significant dilution from our sale of shares under the standby equity distribution agreement.

The sale of shares pursuant to the standby equity distribution agreement will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is, the more shares of common stock we will have to issue under the standby equity distribution agreement to draw down the full amount. If our stock price is lower, then our existing stockholders will experience greater dilution.

      o The investor under the standby equity distribution agreement will pay three percent less than the then-prevailing market price of our common stock.

The common stock to be issued under the standby equity distribution agreement will be issued at a 3% discount to the lowest volume weighted average price as quoted by Bloomberg, L.P. for the five trading days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

      o The selling stockholders intend to sell their shares of common stock in the market, which sales may cause our stock price to decline.

The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means up to 100,000,000 shares of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

      o The sale of our stock under our standby equity distribution agreement could encourage short sales by third parties, which could contribute to the future decline of our stock price.

The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock under the standby equity distribution agreement could encourage short sales by third parties. In a short sale, a prospective seller borrows stock from a stockholder or broker and sells the borrowed stock. The prospective seller hopes that the stock price will decline, at which time the seller can purchase shares at a lower price to repay the lender. The seller profits when the stock price declines because it is purchasing shares at a price lower than the sale price of the borrowed stock. Such sales could place further downward pressure on the price of our common stock by increasing the number of shares being sold.

      o The investor under the standby equity distribution agreement may sell shares of our common stock acquired under the standby equity distribution agreement during an applicable pricing period for determination of stock price under the standby equity distribution agreement, which could contribute to the decline of our stock price.

The sale of common stock to be acquired by Cornell Capital Partners, L.P., pursuant to an advance notice given by us under the standby equity distribution agreement during an applicable pricing period for determination of stock price under the standby equity distribution agreement could cause downward pressure on the price of our common stock and, therefore, affect the purchase price that the investor pays for the common stock.

      o The price you pay for our common stock in this offering will fluctuate and may be higher or lower than the prices paid by other people participating in this offering.

The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

      o  The  standby  equity   distribution   agreement   contains  a  covenant
prohibiting us from raising capital at less than the market price.

The standby equity distribution agreement contains covenants that restrict us from raising capital from the sale of stock or other securities convertible into stock at a price less than the market price of our common stock on the date of issuance.

This covenant may severely limit our ability to raise capital from the sale of stock or convertible securities because purchasers of our stock or convertible securities may want to pay a discount to the market price of our stock.

      o We may not be able to access sufficient funds under the standby equity distribution agreement when needed.

We are dependent on external financing to fund our operations. Our financing needs are expected to be provided from the standby equity distribution agreement, in large part. No assurances can be given that such financing will be available on favorable terms, in sufficient amounts or at all when needed, in part, because the amount of financing available will fluctuate with the price and volume of our common stock. As the price and volume decline, then the amount of financing available under the standby equity distribution agreement will decline.

There are additional restrictions on our ability to request advances under the standby equity distribution agreement. For example, our ability to request an advance is conditioned upon us registering and maintaining the registration of the shares of common stock under the Securities Act of 1933. Further, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital Partners, L.P., owning more than 9.9% of our outstanding common stock. Even if we request advances, the amount of each advance is limited to a maximum draw down of $350,000 every five trading days.

Further, we may not have enough shares of common stock authorized to issue shares of common stock under the standby equity distribution agreement depending upon our stock price. In such event, we will seek stockholder approval of an increase in the authorized number of shares of our common stock to make available that number of shares of our common stock as will be required for issuance under the standby equity distribution agreement. Although a majority of our stockholders have indicated a willingness to vote in favor of an increase in the authorized number of shares of our common stock, no assurance can be given that we will be able to obtain a stockholder vote in favor of such an increase in a timely manner or at all. In addition, we may be required to file a proxy statement or information statement with the Securities Exchange Commission prior to taking certain corporate actions necessary to increase our authorized number of shares. In such event, we cannot assure you that we will be able to file or obtain Securities Exchange Commission approval of a proxy or information statement on a timely basis or at all.

      o Our convertible 8% notes have a fluctuating conversion rate which could cause substantial dilution to stockholders and adversely affect our stock price.

Conversion of a material amount of the 8% convertible notes included in our 2005 private placement of units could materially affect a stockholder's investment in us. As of September 26, 2005, $548,000 of 8% notes were issued and outstanding. The 8% notes are convertible into a number of shares of common stock determined by dividing the principal amount of the 8% notes converted by the conversion price in effect. Assuming a conversion price of $0.44, the 8% notes outstanding on September 26, 2005 would convert into 1,245,455 shares of our common stock plus interest in up to 298,909 shares assuming a three year term for the 8% notes. These numbers of shares, however, could be significantly greater in the event of a decrease in the trading price of our common stock.

The 8% notes are convertible by the holders into shares of our common stock at any time at a conversion price equal to 85% of the average of the trading prices of our common stock for the ten trading days ending one day prior to the date we receive a conversion notice from an 8% noteholder. Conversion of a material amount of our 8% notes could significantly dilute the value of a stockholder's investment in us.

In addition, two warrants to purchase shares of common stock have been issued to each purchaser of notes. The warrants are exercisable for one share of common stock for each share acquired upon conversion of the 8% notes and are exercisable over the next four years at fluctuating prices equal to 125% and 150%, respectively, of the conversion price of the 8% notes.

Also, in the absence of a proportionate increase in our earnings and book value, an increase in the aggregate number of our outstanding shares of common stock caused by a conversion of the 8% notes or exercise of the warrants would dilute the earnings per share and book value of all of our outstanding shares of common stock. If these factors were reflected in the trading price of our common stock, the potential realizable value of a stockholder's investment in us could also be adversely affected.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners, L.P. ("Cornell Capital") under the standby equity distribution agreement (the "SEDA"). The purchase price of the shares purchased under the SEDA will be equal to 97% of the lowest volume weighted average price of our common stock as quoted by Bloomberg, L.P. for the five trading days immediately following the notice date. Any proceeds we receive will be used for working capital purposes including, but not limited to, product development and sales and marketing.

                              PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

            o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

            o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

            o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

            o an exchange distribution in accordance with the rules of the applicable exchange;

            o     privately-negotiated transactions;

            o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

            o     through the writing of options on the shares;

            o     a combination of any such methods of sale; and

            o     any other method permitted pursuant to applicable law.

The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that selling stockholders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. Cornell Capital and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed "underwriters" as that term is defined under the Securities Act of 1933 (the "Securities Act"), or the Securities Exchange Act of 1934 (the "Exchange Act"), or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

If a selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend this prospectus to describe the agreements between the selling stockholder and the broker-dealer.

                                 INDEMNIFICATION

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act or to contribute to payments the selling stockholder or their respective pledgees, transferees or other successors in interest, may be required to make in respect of such liabilities. The selling stockholders have agreed to indemnify us against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, including any untrue statement of a material fact with respect to such selling stockholder contained in this prospectus or an omission to state any material fact necessary to make the statements with respect o such selling stockholder in this prospectus not misleading.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission (the "SEC") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                              STATUTORY UNDERWRITER

Cornell Capital is an "underwriter" within the meaning of the Securities Act in connection with the sale of common stock under the SEDA. For so long as Cornell Capital is an "underwriter," Cornell Capital may not sell shares by relying on Rule 144. Cornell Capital will pay us 97% of the lowest volume weighted average price of our common stock on the Over-the-Counter Bulletin Board ("OTC-BB") or other principal trading market on which our common stock is traded for the five trading days immediately following the advance date under the SEDA. In addition, Cornell Capital will retain 5% of the proceeds received by us under the SEDA and received a one-time commitment fee of 1,465,065 shares of our common stock, including 293,013 shares held by its transferee, and a promissory note in the principal amount of $188,843 from us.

Cornell Capital was formed in February 2000 as a Delaware limited partnership. Cornell Capital is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing our common stock.

                                  BLUE SKY LAWS

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all 50 states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

                              COSTS OF REGISTRATION

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $140,000. We estimate that the offering expenses will consist of: a SEC registration fee of $5,179, transfer agent expenses of $2,500, printing expenses of $10,000, blue sky fees and expenses of $2,500, accounting fees of $50,000, legal fees of $60,000 and miscellaneous expenses of $10,000. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the SEDA.

                                  REGULATION M

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. The selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the plan of distribution, then, to the extent required, a post-effective amendment to the registration statement of which this prospectus forms a part must be filed with the SEC.

                              SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholders. A description of each selling stockholder's relationship to us and how each selling stockholder acquired or will acquire the shares to be sold in this offering is detailed in the information immediately following this table.

                                       Percentage of
                                        Outstanding                    Percentage of                   Percentage of
                          Shares           Shares        Shares to      Outstanding      Shares to     Shares to be
                       Beneficially     Beneficially    be Acquired     Shares to be     be Sold In    Beneficially
                       Owned Before     Owned Before     Under the     Acquired Under       the         Owned After
 Selling Stockholder     Offering       Offering (1)      SEDA(2)       the SEDA(2)     Offering(2)    the Offering
---------------------- -------------- ----------------- ------------- ----------------- ------------- ----------------
Cornell Capital
Partners, L.P. (3)       1,172,052          4.50%       92,834,164         78.08%       94,006,216          0%

Yonah Kopstick             293,013          1.12%                0             0%          293,013          0%

Monitor Capital, Inc.       90,909           *                   0             0%           90,909          0%

North Coast
Securities
Corporation                 57,459(4)        *                   0             0%           57,459(4)       0%

James Fuller                20,000(5)        *                   0             0%           20,000(5)       0%

Frank Pasterczyk            20,000(6)        *                   0             0%           20,000(6)       0%

Capital Investing,
LLC                        877,130(7)       3.22%                0             0%          877,130(7)       0%

Portfolio Lenders
II, LLC                    100,000(8)        *                   0             0%          100,000(8)       0%

Woody's Tomato Corp.
401(K) did 8/1/2001,
Thomas R. Forrest
and Lynn F. Teachey,
Trustees                   184,091(9)        *                   0             0%          184,091(9)       0%

H. Dale Herring            736,364(10)      2.75%                0             0%          736,364(10)      0%

Leonard Vonhof           1,104,545(11)      4.06%                0             0%        1,104,545(11)      0%

Walter K. Hoch             139,909(12)       *                   0             0%          139,909(12)      0%

Alvin E. Parker             73,636(13)       *                   0             0%           73,636(13)      0%

Richard Diment             147,273(14)       *                   0             0%          147,273(14)      0%

Troy Taylor                 73,636(15)       *                   0             0%           73,636(15)      0%

Gordon Boyer                36,818(16)       *                   0             0%           36,818(16)      0%

Judith M. Guthrie          147,273(17)       *                   0             0%          147,273(17)      0%

BSSC C/F Barbara M
Holder - IRA               110,455(18)       *                   0             0%          110,455(18)      0%

Orthopaedic
Multispecialty
Network Savings Plan
& Trust                    103,091(19)       *                   0             0%          103,091(19)      0%

Mark A. McDaniel            73,636(20)       *                   0             0%           73,636(20)      0%

Dr. Dana E. Fender          73,636(21)       *                   0             0%           73,636(21)      0%

Wayne Bernitt              294,545(22)      1.12%                0             0%          294,545(22)      0%

Daryll W. Futch             73,636(23)       *                   0             0%           73,636(23)      0%

Steven D. Alford            36,818(24)       *                   0             0%           36,818(24)      0%

David W. and Judith
N. True                    368,182(25)      1.39%                0             0%          368,182(25)      0%

William H. Burger          110,455(26)       *                   0             0%          110,455(26)      0%

Joseph Fund Partners
LP                         147,273(27)       *                   0             0%          147,273(27)      0%

MultiGrow Advisors,
LLC                        500,000(28)      1.88%                0             0%          500,000(28)      0%

TOTAL                    7,065,836         22.37%       92,834,164         78.08%      100,000,000          0%

* Less than 1%

(1) Applicable percentage of ownership is based on 26,069,589 shares of common stock outstanding as of September 26, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of September 26, 2005. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of September 26, 2005 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) We cannot predict the actual number of shares of common stock that will be issued pursuant to the SEDA, in part because the purchase price of the shares under the SEDA will fluctuate based on prevailing market conditions and we have not determined the total amount of advances under the SEDA that we intend to draw. Therefore, the number of shares of common stock registered in connection with the SEDA is based on our good-faith estimate of the maximum number of shares that we will issue with respect thereto based upon current market prices of our common stock.

(3) Cornell Capital may purchase up to $10.0 million worth of our common stock pursuant to the SEDA at a price equal to 97% of the lowest volume weighted average price of our common stock as quoted by Bloomberg, L.P. for the five consecutive trading days after the notice date. The terms of the SEDA prohibit Cornell Capital from acquiring such number of shares that would result in its holding in excess of 9.9% of our outstanding common stock. The figures in this row assume that this provision does not apply.

(4) Represents shares issuable pursuant to warrants to purchase shares of common stock issued to North Coast Securities Corporation and affiliates for services rendered.

(5) Represents shares issuable pursuant to warrants to purchase shares of common stock issued to North Coast Securities Corporation and affiliates for services rendered.

(6) Represents shares issuable pursuant to warrants to purchase shares of common stock issued to North Coast Securities Corporation and affiliates for services rendered.

(7) Represents shares issuable pursuant to warrants to purchase shares of common stock issued to North Coast Securities Corporation and affiliates for services rendered.

(8) Represents shares issuable to holder pursuant to warrants issued to for services. These warrants are subject to forfeiture six months from their date of issuance in the event that certain performance criteria is not satisfied.

(9) Represents 56,818 shares of common stock issuable upon the conversion of 8% convertible notes (at an assumed conversion price of $0.44 per share), 13,636 shares of common stock issuable as interest on the 8% convertible notes (at an assumed conversion price of $0.44 per share and assuming a three-year term) and 113,636 shares of common stock issuable upon exercise of warrants purchased in the private placement closed in August and September 2005.

(10) Represents 227,273 shares of common stock issuable upon the conversion of 8% convertible notes (at an assumed conversion price of $0.44 per share), 54,545 shares of common stock issuable as interest on the 8% convertible notes (at an assumed conversion price of $0.44 per share and assuming a three-year term) and 454,545 shares of common stock issuable upon exercise of warrants purchased in the private placement closed in August and September 2005.

(11) Represents 340,909 shares of common stock issuable upon the conversion of 8% convertible notes (at an assumed conversion price of $0.44 per share), 81,818 shares of common stock issuable as interest on the 8% convertible notes (at an assumed conversion price of $0.44 per share and assuming a three-year term) and 681,818 shares of common stock issuable upon exercise of warrants purchased in the private placement closed in August and September 2005.

(12) Represents 43,182 shares of common stock issuable upon the conversion of 8% convertible notes (at an assumed conversion price of $0.44 per share), 10,364 shares of common stock issuable as interest on the 8% convertible notes (at an assumed conversion price of $0.44 per share and assuming a three-year term) and 86,364 shares of common stock issuable upon exercise of warrants purchased in the private placement closed in August and September 2005.

(13) Represents 22,727 shares of common stock issuable upon the conversion of 8% convertible notes (at an assumed conversion price of $0.44 per share), 5,455 shares of common stock issuable as interest on the 8% convertible notes (at an assumed conversion price of $0.44 per share and assuming a three-year term) and 45,455 shares of common stock issuable upon exercise of warrants purchased in the private placement closed in August and September 2005.

(14) Represents 45,455 shares of common stock issuable upon the conversion of 8% convertible notes (at an assumed conversion price of $0.44 per share), 10,909 shares of common stock issuable as interest on the 8% convertible notes (at an assumed conversion price of $0.44 per share and assuming a three-year term) and 90,909 shares of common stock issuable upon exercise of warrants purchased in the private placement closed in August and September 2005.

(15) Represents 22,727 shares of common stock issuable upon the conversion of 8% convertible notes (at an assumed conversion price of $0.44 per share), 5,455 shares of common stock issuable as interest on the 8% convertible notes (at an assumed conversion price of $0.44 per share and assuming a three-year term) and 45,455 shares of common stock issuable upon exercise of warrants purchased in the private placement closed in August and September 2005.

(16) Represents 11,364 shares of common stock issuable upon the conversion of 8% convertible notes (at an assumed conversion price of $0.44 per share), 2,727 shares of common stock issuable as interest on the 8% convertible notes (at an assumed conversion price of $0.44 per share and assuming a three-year term) and 22,727 shares of common stock issuable upon exercise of warrants purchased in the private placement closed in August and September 2005.

(17) Represents 45,455 shares of common stock issuable upon the conversion of 8% convertible notes (at an assumed conversion price of $0.44 per share), 10,909 shares of common stock issuable as interest on the 8% convertible notes (at an assumed conversion price of $0.44 per share and assuming a three-year term) and 90,909 shares of common stock issuable upon exercise of warrants purchased in the private placement closed in August and September 2005.

(18) Represents 34,091 shares of common stock issuable upon the conversion of 8% convertible notes (at an assumed conversion price of $0.44 per share), 8,182 shares of common stock issuable as interest on the 8% convertible notes (at an assumed conversion price of $0.44 per share and assuming a three-year term) and 68,182 shares of common stock issuable upon exercise of warrants purchased in the private placement closed in August and September 2005.

(19) Represents 31,818 shares of common stock issuable upon the conversion of 8% convertible notes (at an assumed conversion price of $0.44 per share), 7,636 shares of common stock issuable as interest on the 8% convertible notes (at an assumed conversion price of $0.44 per share and assuming a three-year term) and 63,636 shares of common stock issuable upon exercise of warrants purchased in the private placement closed in August and September 2005.

(20) Represents 22,727 shares of common stock issuable upon the conversion of 8% convertible notes (at an assumed conversion price of $0.44 per share), 5,455 shares of common stock issuable as interest on the 8% convertible notes (at an assumed conversion price of $0.44 per share and assuming a three-year term) and 45,455 shares of common stock issuable upon exercise of warrants purchased in the private placement closed in August and September 2005.

(21) Represents 22,727 shares of common stock issuable upon the conversion of 8% convertible notes (at an assumed conversion price of $0.44 per share), 5,455 shares of common stock issuable as interest on the 8% convertible notes (at an assumed conversion price of $0.44 per share and assuming a three-year term) and 45,455 shares of common stock issuable upon exercise of warrants purchased in the private placement closed in August and September 2005.

(22) Represents 90,909 shares of common stock issuable upon the conversion of 8% convertible notes (at an assumed conversion price of $0.44 per share), 21,818 shares of common stock issuable as interest on the 8% convertible notes (at an assumed conversion price of $0.44 per share and assuming a three-year term) and 181,818 shares of common stock issuable upon exercise of warrants purchased in the private placement closed in August and September 2005.

(23) Represents 22,727 shares of common stock issuable upon the conversion of 8% convertible notes (at an assumed conversion price of $0.44 per share), 5,455 shares of common stock issuable as interest on the 8% convertible notes (at an assumed conversion price of $0.44 per share and assuming a three-year term) and 45,455 shares of common stock issuable upon exercise of warrants purchased in the private placement closed in August and September 2005.

(24) Represents 11,364 shares of common stock issuable upon the conversion of 8% convertible notes (at an assumed conversion price of $0.44 per share), 2,727 shares of common stock issuable as interest on the 8% convertible notes (at an assumed conversion price of $0.44 per share and assuming a three-year term) and 22,727 shares of common stock issuable upon exercise of warrants purchased in the private placement closed in August and September 2005.

(25) Represents 113,636 shares of common stock issuable upon the conversion of 8% convertible notes (at an assumed conversion price of $0.44 per share), 27,273 shares of common stock issuable as interest on the 8% convertible notes (at an assumed conversion price of $0.44 per share and assuming a three-year term) and 227,273 shares of common stock issuable upon exercise of warrants purchased in the private placement closed in August and September 2005.

(26) Represents 34,091 shares of common stock issuable upon the conversion of 8% convertible notes (at an assumed conversion price of $0.44 per share), 8,182 shares of common stock issuable as interest on the 8% convertible notes (at an assumed conversion price of $0.44 per share and assuming a three-year term) and 68,182 shares of common stock issuable upon exercise of warrants purchased in the private placement closed in August and September 2005.

(27) Represents 45,455 shares of common stock issuable upon the conversion of 8% convertible notes (at an assumed conversion price of $0.44 per share), 10,909 shares of common stock issuable as interest on the 8% convertible notes (at an assumed conversion price of $0.44 per share and assuming a three-year term) and 90,909 shares of common stock issuable upon exercise of warrants purchased in the private placement closed in August and September 2005.

(28) Represents shares issuable to holder pursuant to warrants issued for services.

The following information contains a description of the selling stockholders' relationship to us and how the selling stockholders acquired the shares to be sold in this offering. The selling stockholders have not held a position or office, or had any other material relationship, with us, except as follows:

                                 CORNELL CAPITAL

Cornell Capital is the investor under the SEDA. All investment decisions of Cornell Capital are made by its general partner, Yorkville Advisors, LLC ("Yorkville"). Mark Angelo, the managing member of Yorkville, makes investment decisions on behalf of Yorkville. Cornell Capital acquired all shares being registered in this offering in the following financing transaction with us.

In May 2005, we entered into the SEDA with Cornell Capital. Pursuant to the SEDA, we may, at our discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the SEDA, Cornell Capital will pay us 97% of the lowest volume weighted average price on the OTC-BB or other principal market on which our common stock is traded as quoted by Bloomberg, L.P. for the five trading days immediately following the notice date. Further, Cornell Capital will retain a fee of 5% of each advance under the SEDA. In connection with the SEDA, Cornell Capital received a commitment fee of 1,465,065 shares of our common stock, including 293,013 shares held by its transferee, and a promissory note in the principal amount of $188,843 from us. In addition, we engaged Monitor, a registered broker-dealer, to advise us in connection with the SEDA. For its services, Monitor received a fee of 90,909 shares of our common stock. We are registering 92,834,164 shares in this offering that may be issued under the SEDA.

                                     MONITOR

Monitor is a registered broker-dealer that we engaged to advise us in connection with the SEDA. Hsiao-Wen Kao makes the investment decisions on behalf of Monitor. We paid Monitor a fee of 90,909 shares of our common stock. We are registering these shares in this offering.

                    RISKS RELATED TO SALES BY CORNELL CAPITAL

There are certain risks related to sales by Cornell Capital, including:

      o The shares will be issued to Cornell Capital based on a discount to the market rate. As a result, the lower the stock price is at the time Cornell Capital is issued shares, the greater the likelihood is that Cornell Capital will receive more shares. This could result in substantial dilution to the interests of other holders of common stock.

      o To the extent Cornell Capital sells its common stock, our common stock price may decrease due to the additional shares in the market. This could allow Cornell Capital to sell greater amounts of common stock, the sales of which could further depress our stock price.

      o The significant downward pressure on the price of our common stock as Cornell Capital sells material amounts of shares could encourage short sales by others to the extent permitted by applicable law. This could place further downward pressure on the price of our common stock.

                       NORTH COAST SECURITIES CORPORATION

North Coast Securities Corporation ("North Coast") served as placement agent for us in our private placement of units closed in August and September 2005 (the "2005 Private Placement"). As partial consideration for services rendered as placement agent in the 2005 Private Placement, we paid North Coast a fee of warrants to purchase up to 474,589 shares of our common stock. As partial consideration for services pursuant to a financial consulting arrangement with North Coast, we paid North Coast a fee of warrants to purchase 500,000 shares of our common stock. The warrants are held by North Coast and affiliated persons.

                                 WARRANT HOLDERS

One selling stockholder included in the registration statement of which this prospectus forms a part was issued warrants to purchase up to 500,000 shares of our common stock for services rendered to us. Another selling stockholder included in the registration statement of which this prospectus forms a part was issued warrants to purchase up to 100,000 shares of our common stock for services. These warrants are subject to forfeiture six months from their date of issuance in the event that certain performance criteria is not satisfied.

                         PRIVATE PLACEMENT STOCKHOLDERS

All other selling stockholders included in the registration statement of which this prospectus forms a part were subscribers in our 2005 Private Placement.

                        MARKET PRICES AND DIVIDEND POLICY

Our common stock is traded in the over-the-counter market, and "bid" and "asked" prices in the common stock are quoted on the OTC-BB under the symbol "HRUM.OB". The symbol was changed from "AGTP" in connection with our name change on September 15, 2003. The following table sets forth certain information with respect to the high and low bid prices for our common stock as of the close of each of the calendar quarters of 2005, 2004 and 2003. Such quotations reflect inter-dealer prices, without retail mark-ups, mark-downs or commissions, and may not represent actual transactions.


                                             Bid Prices for Common Stock
                                             ---------------------------

                                                High             Low
                                            ------------     -----------

2005
Third Quarter (through
  September 26, 2005)                               0.95            0.21
Second Quarter                                      0.34            0.08
First Quarter                                       0.31            0.10

2004
Fourth Quarter
Third Quarter                                       0.11            0.07
Second Quarter                                      0.80            0.51
First Quarter                                       2.75            1.60

2003
Fourth Quarter                                      9.00            2.50
Third Quarter                                       0.65            0.01
Second Quarter                                      0.65            0.01
First Quarter                                       0.01            0.01


On September 26, 2005, the last sale price quoted on the OTC - BB for our common stock was $0.44. As of September 26, 2005, there were approximately 1,034 holders of record of our common stock.

                                    DIVIDENDS

We have never paid cash dividends on our common stock and do not presently anticipate paying cash dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained for use in our business for an indefinite period. Payments of dividends in the future, if any, will depend on, among other things, our ability to generate earnings, our need for capital, and our financial condition. Additionally, our ability to pay dividends is limited by applicable state law. Declaration of dividends in the future will remain within the discretion of our Board of Directors, which will review the dividend policy from time to time.

                      STANDBY EQUITY DISTRIBUTION AGREEMENT

In May 2005, we entered into the SEDA with Cornell Capital. Pursuant to the SEDA, we may, at our discretion, periodically sell to Cornell Capital shares of common stock for a total purchase price of up to $10.0 million. For each share of common stock purchased under the SEDA, Cornell Capital will pay us 97% of the lowest volume weighted average price on the OTC-BB or other principal market on which our common stock is traded for the five trading days immediately following the notice date. The volume weighted average price is calculated automatically by Bloomberg L.P., a reporting service, and is calculated by multiplying the number of our shares sold on a given day by the actual sales prices. Cornell Capital is a private limited partnership whose business operations are conducted through its general partner, Yorkville. Further, Cornell Capital will retain a fee of 5% of each advance under the SEDA. In addition, we engaged Monitor, a registered broker-dealer, to advise us in connection with the SEDA. For its services, Monitor received a fee of 90,909 shares of our common stock. In connection with the SEDA, Cornell Capital received a commitment fee of 1,465,065 shares of our common stock, including 293,013 shares held by its transferee, and a promissory note in the principal amount of $188,843 from us. We are registering 92,834,164 shares of common stock for the SEDA pursuant to the registration statement of which this prospectus forms a part. The costs associated with this registration will be borne by us.

Pursuant to the SEDA, we may periodically sell shares of common stock to Cornell Capital to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every five trading days. A closing will be held one trading day after the end of each pricing period at which time we will deliver shares of common stock and Cornell Capital will pay the advance amount requested by us.

We may request advances under the SEDA once the underlying shares are registered under the Securities Act. Thereafter, we may continue to request advances until Cornell Capital has advanced $10.0 million or 24 months after the effective date of the registration statement of which this prospectus forms a part, whichever occurs first.

The amount of each advance is limited to a maximum draw down of $350,000 every five trading days. The amount available under the SEDA is not dependent on the price or volume of our common stock. Our ability to request advances is conditioned upon us registering the shares of common stock under the Securities Act. In addition, we may not request advances if the shares to be issued in connection with such advances would result in Cornell Capital owning more than 9.9% of our outstanding common stock. We do not have any agreements with Cornell Capital regarding the distribution of such stock, although Cornell Capital has indicated that it intends to promptly sell any stock received under the SEDA.

There are certain conditions to our right to request an advance. These conditions include:

            o     maintaining our authorization for quotation on the OTC-BB;

            o having an effective registration statement related to the stock to be issued;

            o the absence of a stop order or other action adversely affecting the registration statement;

            o     no events shall have  occurred that would require us to file a
                  post-effective   amendment  to  the   effective   registration
                  statement; and

            o the advance will not cause Cornell Capital to beneficially own more than 9.9% of our outstanding common stock.

Cornell Capital is permitted to terminate the SEDA if (i) there is a stop order or suspension of the effectiveness of the registration statement of which this prospectus forms a part for 50 trading days or (ii) we fail to materially comply with certain covenants, which include the following:

            o     maintaining a quotation of the common stock on the OTC-BB;

            o maintaining our status as public company under Section 12(g) of the Exchange Act;

            o delivering instructions to the transfer agent to issue shares in connection with an advance notice;

            o notifying Cornell Capital of events impacting the registration of the stock to be issued, including the issuance of a stop order;

            o issuing stock or convertible securities at a price not less than the market price of our common stock on the date of issuance; and

            o not merging or consolidating us with another company where the acquiring entity does not assume our obligations under the SEDA.

We cannot predict the actual number of shares of common stock that will be issued pursuant to the SEDA, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions. Assuming we issue the number of shares of common stock being registered in the registration statement of which this prospectus forms a part at a recent price of $0.44 per share, we would issue 22,727,273 shares of common stock to Cornell Capital for gross proceeds of $10.0 million. These shares would represent 46.58% of our outstanding common stock upon issuance.

Proceeds used under the SEDA will be used in the manner set forth in "Use of Proceeds". We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

We expect to incur expenses of approximately $140,000 in connection with this registration, consisting primarily of professional fees. In connection with the SEDA, we paid Cornell Capital a one-time commitment fee of 1,465,065 shares of common stock, including 293,013 shares held by its transferee, and a promissory note in the principal amount of $188,843 from us and will pay to Cornell Capital 5% of each advance we draw. We issued 90,909 shares of our common stock to Monitor, a registered broker-dealer, as a placement agent fee.

                                    BUSINESS

We are a biotechnology company that develops and distributes proprietary products for personal skin care and wound care under the Health Renu(R) brand name. Our products are all natural and provide nutrients and proteins designed to aid the body in its healing process. We believe that our products provide an effective and affordable answer to healthcare's major skin related challenges.

We have developed two product lines - our HealthRenu medical line and our BetterSkin consumer line - which consist of the following products:

HEALTHRENU MEDICAL LINE:

      o     DERM-ALL GEL

            Used for non-healing wounds, pressure ulcers, diabetic ulcers, and surgical wounds.

      o     SKIN RENU PLUS

            Used for diabetic neuropathy, circulation, skin preparation for pre-operative surgery patients, used in post-operative surgical wound care to prevent against possible staph infections and promote rapid recovery and scar reduction of the wound site.

      o     SKIN RENU LOTION

            Used for diabetic preventive skin care, preventive skin care for pressure ulcers, dermatitis, eczema, age spots, chronic bruising associated with thin skin, skin conditioner for thin skin, chronic dry skin, cracked hands, and preventive care against latex allergies.

      o     SKIN RENU

            Used for age spots, bruising, and burns as well as by people with serious allergic reactions to insect bites.

      o     RENU CARE

            Used as a non-rinse cleanser for bed patients, provides skin protection and can be used for stage 1 pressure ulcers (bedsores).

      o     DEEP RELIEF

            Has transdermal ability to penetrate through skin layers, transferring anti-inflammatory ingredients through muscle tissue to inflamed joints. Made with a heat action and used for severe arthritis.

      o     HEALTH RENU SPORTS MEDICINE

            Has transdermal ability to penetrate through skin layers, transferring anti-inflammatory ingredients through muscle tissue to inflamed joints. Made with peppermint oil which gives a peppermint fragrance as well as anti-inflammatory action. Made with a mild heat action.

      o     FACIAL SOAP

            Used for facial skin disorders. Contains omega 3, 6 and 9 fatty acids as well as vitamins.

BETTERSKIN CONSUMER LINE:

Our BetterSkin scented body lotions and body washes are designed for every day use by consumers. Our BetterSkin products come in the most popular selling scents in the U.S. - vanilla, strawberry, grapefruit, mango, cucumber melon, rose and peach - and contain seven essential oils and vitamins. Unlike a majority of the consumer scented lotion lines on the market today which can damage fat cells of the skin, we believe that BetterSkin products offer a higher quality, healthier and less expensive lotion.

Our management estimates that the wound care industry is a six billion dollar a year industry and that the personal skin care industry is a 150 billion dollar a year industry. The wound care industry consists primarily of products designed to maintain non-healing wounds (i.e., wounds that do not heal).

There is a growing population of older and elderly persons in the U.S. The 50 year and older age group is the fastest growing age group in the U.S. With that age group comes various types of skin disorders, non-healing diabetic ulcers, diabetic neuropathy, pressure ulcers, arthritis, heart disease and surgery. U.S. persons are living longer lives but generating higher medical care costs. Our product line is specifically designed to meet the needs of the elderly population for home healthcare and for use in assisted living and skilled care nursing facilities.

Aging and poor immune systems can cause the body to lose its ability to maintain production of certain fatty acids and amino acids that are critical for maintaining normal body function. Due to this problem, there are very few medical treatments that have a positive effect in treating skin diseases of the elderly and many of the treatments that seem to have some success also have serious side effects. We believe that our products have a positive effect in treating certain skin conditions, especially those of the elderly, with little or no known side effects. All of our products are made with a heavy concentration of essential fatty acids. Essential fatty acids have been widely reported to have significant anti-inflammatory effects, and are currently being used in cosmetics and therapeutic vehicles. All of our products use omega-3, omega-6 and omega-9 essential fatty acids. These fatty acids and our products are recognized by the body as natural substances. When treating wounds or providing care of the skin, essential fatty acids increase blood flow to the affected areas. When blood flow increases, it aids the body's natural ability to heal, providing a positive response to the affected area. These fatty acids are readily absorbed by the body. The body uses these ingredients to aid in healing and does not fight them off as foreign. We anticipate that a clinical study will be published on the positive effects of our products, however, there is currently no such published report.

Medicare or Medicaid cover some of the costs of providing non-healing wound care to senior citizens who are covered by those programs. In the context of non-healing wound care provided by institutional healthcare providers, our products are currently not specifically reimbursable by insurance companies, but are classified as costs associated with providing services to the patient. Over the last several years, Medicare has placed a cap on how much reimbursement will be allowed for treatment of non-healing wounds in home healthcare and nursing homes.

We believe that our products provide a very simple, rapidly working, effective and less expensive way to address skin disorders. We believe these factors will incentivize the long-term care and home healthcare industries to use our products.

Our products come with a satisfaction guarantee to the medical field as well as to the household consumer. All our products are registered with the U.S. Food and Drug Administration (the "FDA").

                                  DISTRIBUTION

We distribute our HealthRenu products directly to consumers and through distributors to nursing homes, hospices, doctors' offices, pharmacies and other medical markets and retailers throughout the U.S. Our products are registered for such sale and distribution by the FDA. Historically, most of our sales have been to consumers, nursing homes, home health care, pharmacies, smaller medical supply companies, family clinics, and orthopedic surgeons, with some sales to hospitals. During the year ended September 30, 2004, $19,000 or 88% of our sales were to a distributor who is also a stockholder of us. We have not made any sales to this distributor in fiscal 2005. We do not expect to make significant sales to this distributor in the future. We have not yet commenced distribution of our BetterSkin products.

Our  current   marketing   efforts  include  use  of  regional   medical  supply
distribution companies, mailings and magazine advertising targeted to older consumers in limited U.S. markets, and internet sales. We plan to increase our marketing efforts to include infomercial sales, create catalogs and sales materials, and retail sales through drug, convenience and dollar stores. This plan depends upon our receiving additional capital funding pursuant to the SEDA. We may also seek to enter into joint ventures or other alliances with strategic partners.

                             MANUFACTURE OF PRODUCTS

Our products are contract-manufactured by a Texas-based pharmaceutical laboratory which has been approved by the FDA. We do not have a contract with this laboratory. We cannot assure you that this laboratory will continue to maintain its FDA certification or that it will continue to be willing or able to produce our products for us at reasonable prices or at all. If for any reason this laboratory discontinues production of our products, it would likely result in significant delays in production of our products and interruption of our product sales as we seek to establish a relationship and commence production with a new laboratory.

The laboratory owns our product formulas subject to our exclusive use and right to purchase the formulas. The laboratory is responsible for supplying the formula ingredients other than the essential fatty acids which we supply for quality control purposes. We currently have on hand sufficient essential fatty acid supplies to meet our short terms needs and we have developed sources for their supply for the long-term future.

                              INTELLECTUAL PROPERTY

We own the registered trademark, Health Renu(R). We do not own any patents or licenses. Our production laboratory owns our product formulas subject to our rights to exclusive use of our product formulas and to purchase these formulas at prices that we believe are reasonable. We claim proprietary rights in various unpatented technologies, know-how, trade secrets and trademarks relating to our products and manufacturing processes. We protect our proprietary rights in our product formulas and operations through contractual obligations with our consultants and vendors. We cannot guarantee the adequacy of these protections, or that our competitors will not independently develop or patent products that are substantially equivalent or superior to our products.

Darrell Good, the founder and principal of Health Renu, has competed against us by posting products similar to ours with the same product numbers on his website for sale. Mr. Good has also attempted to solicit sales from our customers. We have various other claims against Mr. Good including for fraud, breach of contract and breach of fiduciary duty based on Mr. Good's misrepresentation to us that we owned our products' formulas when in fact they are owned by the production laboratory. We filed a lawsuit against Mr. Good in the U.S. District Court for the Southern District of Texas seeking recovery for these claims. Although a final default judgment against Mr. Good was entered in this case, we cannot assure you that we will be able to prevent Mr. Good from continuing to compete with us or solicit our customers. If Mr. Good continues to compete with us or solicit our customers, it could have a material adverse effect on our business. See "-- Legal Proceedings".

                              GOVERNMENT REGULATION

Our products are considered over-the-counter ("OTC") and meet the FDA's requirements for sales directly to consumers and medical related companies. We are currently developing new OTC products for which we will need to meet FDA requirements in order to sell these products to consumers and medical related companies. Any product claims we make on our product packaging or sales literature must comply with FDA requirements. We believe that we are in material compliance with these requirements. We cannot assure you that these FDA requirements will not change, that our products will continue to be considered OTC products, that they will maintain their FDA registrations or that we will be able to obtain OTC classification or FDA registration for any future products that we may develop. All of our product production is outsourced to a FDA certified laboratory.

                            RESEARCH AND DEVELOPMENT

We continually seek to develop new products to aid in personal skin care and wound care. We consider research and development to be integral and conduct such on an on-going basis. As we develop and test new products, we seek to bring them to the market. We cannot assure you that we will be able to develop any new products or that any new products we develop will be marketable. We estimate that we spent $0 and $24,000 for the fiscal year ended September 30, 2004 and the nine month period ended June 30, 2005, respectively, for research and development.

Dr. Daniel Sparks, M.D., an orthopedic surgeon and member of our Board of Directors, is completing a clinical write-up of the use of our products for pre-operative and post-operative surgical wound care. The write-up covers a two-year period of time that has resulted in the design of two new products that will be discussed in the write-up.

                                    EMPLOYEES

Our Chief Executive Officer is our only full-time employee. We contract with consultants to assist in numerous areas of our operations and development. Additionally, we outsource key functions to control costs and keep our overhead low. We intend to hire additional full-time employees on an as needed basis. This will depend upon our receiving additional capital funding pursuant to the SEDA.

                                   COMPETITION

We estimate that the market for healthcare products is 150 billion dollars per year and the market for wound care products is six billion dollars per year. Our product lines accounts for a less than one-percent market share of this market. We will depend on marketing and distribution efforts to increase our market share. We believe that with an aggressive marketing campaign, we can distribute our product line on a nationwide basis and generate more revenue. We plan to devote a significant amount of our resources to increase our market share. This plan depends upon our receiving additional capital funding pursuant to the SEDA.

The personal skin care and wound care industries consists of major domestic and international pharmaceutical, cosmetic and other companies, many of which have financial, technical, marketing, sales, manufacturing, distribution and other resources substantially greater than ours. We believe that we compete based upon the effectiveness of our products and upon price. We minimize our product prices by minimizing our expenses. We intend to operate with minimal overhead costs by outsourcing our shipping, receiving, purchasing, and production functions.

Also, Darrell Good, the founder and principal of Health Renu, has competed against us by posting products similar to ours on his website for sale and soliciting sales from our customers. We filed a lawsuit in federal court against Mr. Good and a final default judgment was entered against Mr. Good prohibiting him from competing with us for one year. The time for appeal of the order has expired. We cannot assure you that Mr. Good will not continue to compete with us notwithstanding the order. We intend to enforce the order. We cannot assure you that we will be able to prevent Mr. Good from continuing to compete with us, which could had a material adverse effect on our business. See "-- Legal Proceedings."

                                    PROPERTY

We have an office at 12777 Jones Road, Suite 481, Houston, Texas 77070. We have entered into a lease for 1,692 square feet of office space for the Houston office which expires on June 1, 2006. The lease provides for monthly payments of $2,115.

                                LEGAL PROCEEDINGS

There are no material legal proceedings pending against us.

In April 2005, we filed a lawsuit in U.S. Federal District Court for the Southern District of Texas seeking to recover approximately 8.1 million shares of our common stock from the founder and principal of HealthRenu, Darrell Good, and requesting that Mr. Good cease competing with us and soliciting our customers. The lawsuit, among other claims, alleged breach of contract, fraud and breach of fiduciary duty on the part of Mr. Good. A final default judgment against Mr. Good was entered in this case on July 29, 2005 and the court ordered that the shares be cancelled and returned to us and that Mr. Good is enjoined from competing with us for one year. The time for appeal of the order expired on August 28, 2005. We plan to pursue enforcement of the judgment. The shares have been cancelled on the books and records of our transfer agent. We cannot assure you that we will be able to prevent Mr. Good from continuing to compete with us or to solicit our customers. See "Risk Factors - Risks Related to our Operations
- Risk No. 5".

                              BUSINESS DEVELOPMENT

We were originally incorporated in Colorado as American Merger Control, Inc. on January 6, 1986. In 1990, we changed our name to Ultratech Knowledge Systems, Inc., and in 1993, we changed our name again to AGTsports, Inc. During the fiscal years ended September 30, 1991 through September 30, 1998, our business plan was to pursue providing technological and software services to golf and related industries. In 1998, we abandoned this business plan. Prior to entering into and consummating the exchange agreement (the "Exchange Agreement") with Health Renu, a Delaware corporation to whose business we succeeded, and its stockholders discussed below, we were considered a "shell" or "blank check" company whose sole purpose was to search for and enter into new business opportunities.

On September 4, 2003, we merged into AGTsports, Inc., our wholly-owned Nevada subsidiary. As a result of the merger, we were reincorporated in Nevada.

On September 26, 2003, we entered into the Exchange Agreement with Health Renu and the former Health Renu stockholders whereby Health Renu became our wholly-owned subsidiary and our control shifted to the former Health Renu stockholders.

The Exchange Agreement represented a recapitalization of Health Renu with accounting treatment similar to that used in a reverse acquisition, except that no goodwill or intangible asset is recorded. A recapitalization is characterized by the merger of a private operating company into a non-operating public shell corporation with nominal net assets and typically results in the owners and managers of the private company having effective or operating control after the transaction.

Health Renu emerged as the surviving financial reporting entity under the Exchange Agreement, but we remained as the legal reporting entity. As a result of our acquisition of Health Renu and a change in our business focus to skin care and wound care products, we changed our name to HealthRenu Medical, Inc. A reference herein to us includes a reference to Health Renu and vice-versa unless otherwise indicated.

Since its inception, Health Renu has, and since the recapitalization, we have, been in the medical research and development stage, with a focus on creating and improving our skin care and wound care products.

On February 29, 2004, we entered into an agreement with Darrell Good, our stockholder and the founder and principal of Health Renu whereby we transferred to Mr. Good 100% of the issued and outstanding shares of our wholly-owned Health Renu subsidiary and certain of our assets and liabilities in exchange for a return to us from the stockholder of 25,000 shares of our common stock (which we have not yet received) and all proprietary trademarks, intellectual property rights and formulas to produce Health Renu's products. The gain on the disposition of these assets and liabilities was $15,468. We filed a lawsuit against Mr. Good alleging breach of contract, breach of fiduciary duty and fraud on his part in connection with this agreement and the Exchange Agreement. See "-- Legal Proceedings."

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus. This discussion contains forward-looking statements within the meaning of the Securities Act and the Securities Exchange Act.

                                    OVERVIEW

On September 26, 2003, we acquired 100% of the outstanding shares of Health Renu, a Delaware corporation to whose business we succeeded, pursuant to the Exchange Agreement. As a result of the Exchange Agreement, the business of Health Renu became our business, our control shifted to the former Health Renu stockholders and we subsequently changed our name to HealthRenu Medical, Inc. Since its inception, Health Renu had been in the medical research and development stage, with a focus on creating and improving its skin care and wound care products. During this period, Health Renu had very little production or revenue.

Our products are specifically used for skin care and wound care. Our products are used for diabetic skin care, diabetic neuropathy, circulation, non-healing wounds, various types of skin disorders, and arthritis. We are aggressively pursuing additional uses for our products in other areas of the medical field. For example, we are researching using our products as transdermal carriers of other medications into the body, which could result in many different applications for our products.

We currently have eight major products in our medical line, including:

      o     DERM-ALL GEL WOUND DRESSING

      o     SKIN RENU PLUS CIRCULATION FORMULA

      o     SKIN RENU LOTIN

      o     SKIN RENU SKIN THERAPY

      o     RENU CARE SKIN-CARE WASH CREAM

      o     HEALTH RENU DEEP RELIEF PAIN RELIEVER

      o     HEALTH RENU SPORT MEDICINE

      o     HEALTH RENU FACIAL SOAP

Our BetterSkin consumer line consists of scented body lotions and body washes that are designed for every day use by consumers. Our BetterSkin products come in the most popular selling scents in the U.S. - vanilla, strawberry, grapefruit, mango, cucumber melon, rose and peach - and contain seven essential oils and vitamins. Unlike a majority of the consumer scented lotion lines on the market today which can damage fat cells of the skin, we believe that BetterSkin products offer a higher quality, healthier and less expensive lotion.

We have priced our BetterSkin products at a price point that covers the top 22% of the volume sales in personal skin care market. We intend to place our BetterSkin 8 ounce lotion and body soaps in low end retail markets, with the 13 ounce sizes in high end retail and drug stores.

We believe that our products provide a very simple, cost effective way to address skin disorders and have a positive effect in treating certain skin conditions, especially those of the elderly, with little or no known side effects. All of our products are made with a heavy concentration of essential fatty acids. Essential fatty acids have been widely reported to have significant anti-inflammatory effects, and are currently being used in cosmetics and therapeutic vehicles. All of our products use omega-3, omega-6 and omega-9 essential fatty acids. Our products come with a satisfaction guarantee to the medical field as well as to the household consumer. All our products are registered with the FDA.

We provide essential fatty acid ingredients to a third party manufacturing company who provides all other raw materials needed and produces our products for skin care and wound care. We then purchase the products from the manufacturer and distribute our products. The manufacturing laboratory owns our product formulas subject to our exclusive use and right to purchase the formulas at prices that we believe are reasonable.

Historically, most of our sales have been to nursing homes, hospices and clinics in the area of emergency, non-healing wounds of the human body such as staph infections, diabetic ulcers, and amputations. During the year ended September 30, 2004, $19,000 or 88% of our sales were to a distributor who is also a stockholder of us. We do not expect to make significant sales to this distributor in the future.

We have not yet commenced commercial distribution of our BetterSkin products.

Our  current   marketing   efforts  include  use  of  regional   medical  supply
distribution companies, mailings and magazine advertising targeted to older consumers in limited U.S. markets, and internet sales. We plan to increase our marketing efforts to include infomercial sales, create catalogs and sales materials, and retail sales through drug, convenience and dollar stores. We also intend to pursue other business opportunities that compliment our products. This plan depends upon our receiving additional capital funding pursuant to the SEDA. We may also seek to enter into joint ventures or other alliances with strategic partners.

                          CRITICAL ACCOUNTING POLICIES

o     Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

o     Revenue Recognition

Revenue is recognized when products are shipped.

o     Inventories

Inventories consist of raw materials, work-in-process and finished goods and are stated at the lower of cost or market. Cost is computed using actual costs on a first-in, first-out basis.

o     Stock-Based Compensation

We account for employee stock options using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", and have adopted the disclosure-only alternative of SFAS No. 123, "Accounting for Stock-Based Compensation", as amended by SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure".

                         COMPARISON OF OPERATING RESULTS

                FISCAL YEAR ENDED SEPTEMBER 30, 2004 COMPARED TO
                      FISCAL YEAR ENDED SEPTEMBER 30, 2003

We experienced a decrease in sales of $4,475 for the fiscal year ended September 30, 2004 to $21,806 as compared to $26,281 for the fiscal year ended September 30, 2003. During the fiscal year ended September 30, 2004, we were primarily focused on expansion. We established our corporate office in Houston, Texas. We used funds to accomplish the recapitalization discussed in Note 1 to the accompanying financial statements. We would have ordinarily allocated the funds that we used for the recapitalization to promote our products.

Gross profit (loss) for the fiscal year ended September 30, 2004 decreased to a loss of $(21,500) compared to a loss of $(1,774) for the fiscal year ended September 30, 2003. The decrease was attributable to a higher cost of sales related to inventory adjustments and write off of expired inventory items.

General and administrative ("G&A") expenses were $526,915 and $444,910 for the years ended September 30, 2004 and 2003, respectively. The increase in G&A is due to our expansion efforts. We hired an experienced senior manager to provide for anticipated growth. We equipped the Houston office with additional phone lines, software, office furniture and computers to handle business matters nationwide.

Interest expense decreased to $430 for the fiscal year ended September 30, 2004 from $698 for the fiscal year ended September 30, 2003.

As of September 30, 2004, we had an accumulated deficit of $(1,857,299).

            NINE MONTHS ENDED JUNE 30, 2005 COMPARED TO JUNE 30, 2004

Sales decreased from $27,395 for the nine months ended June 30, 2004 to $10,541 for the nine months ended June 30, 2005. The decrease in revenues is due to decreased sales volume which resulted from one non-recurring large sale made in the nine months ended June 30, 2004 as well as that in the nine months ended June 30, 2005, our focus was on financing and other corporate development activities rather than product promotion and sales.

Cost of sales decreased from $13,353 for nine months ended June 30, 2004 to $3,407 for the nine months ended June 30, 2005 which is consistent with the decrease in sales during that period.

Gross profit decreased from $14,042 for the nine months ended June 30, 2004 to a gross profit of $7,134 for the nine months ended June 30, 2005 which is consistent with the decrease in sales during that period.

G&A expenses decreased from $392,090 for the nine months ended June 30, 2004 to $185,487 for the nine months ended June 30, 2005. The decrease in G&A expenses was due to less stock based compensation in the nine months ended June 30, 2005 and lower costs related to having only two employees and one office location and savings attributed to outsourcing compared to three employees and two office locations in the nine months ended June 30, 2004.

We recorded a loss from operations of $(378,048) for the nine months ended June 30, 2004 compared to a loss from operations of $(178,353) for the nine months ended June 30, 2005. The decrease in loss from operations is principally due to the decreased G&A expenses.

Interest and financing expense increased from $400 for the nine months ended June 30, 2004 to $60,226 for the nine months ended June 30, 2005. The increase is due to the recording of a $60,000 beneficial conversion feature related to our convertible notes payable.

We reported a net loss of $(362,980) for the nine months ended June 30, 2004 compared to a net loss of $(238,579) for the nine months ended June 30, 2005. The decrease in net loss is principally due to the decrease in G&A expenses.

Basic and diluted net loss per common share was $(.02) for the nine months ended June 30, 2004 compared to $(.01) for the nine months ended June 30, 2005.

                         LIQUIDITY AND CAPITAL RESOURCES

For the nine months ended June 30, 2005, we have not generated positive cash flow from our own operations due to the preliminary nature of our operations and our ongoing investment in research and development. Consequently, we have been dependent on external financing to fund our cash requirements.

As of June 30, 2005, our cash totaled $19,028 and total current assets were $426,186 which included $360,000 of deferred financing costs. Inventory at June 30, 2005 was $23,828.

As of June 30, 2005, our accounts payable totaled $125,158 of which $41,688 was payable to a former officer. Total current liabilities were $428,493.

We have very limited debt and operate with minimal overhead costs by outsourcing our shipping, receiving, purchasing and production functions. We also contract with consultants to assist in numerous areas of our operations and developments in order to minimize expenses. We intend to hire additional employees as needed.

Our near term financing needs are currently expected to be provided in large part from the SEDA and 2005 Private Placement described below. We cannot assure you that financing under the SEDA will be available on favorable terms, in sufficient amounts or at all when needed, in part, because the amount of financing available will fluctuate with the price and volume of our common stock. As the price and volume decline, then the amount of financing available under the SEDA will decline and the number of shares we must issue in order to receive such financing will increase.

If we are unable to obtain financing upon terms that we deem sufficiently favorable, or at all, it would have a materially adverse impact upon our ability to pursue our marketing strategy and maintain our current operations. Without capital funding, we cannot continue to operate in 2005 and cannot expand or meet our business objectives. Failure by us to obtain adequate financing may require us to delay, curtail or scale back some or all of our operations, sales, marketing efforts and research and development programs. If we do not receive external financing, our revenue stream cannot expand, would likely decrease and significant opportunities would be lost which would be a limiting factor on our growth.

In May 2005, we entered into the SEDA with Cornell Capital. Pursuant to this agreement, we may, at our discretion for up to two years, periodically issue and sell to Cornell Capital shares of common stock for a total purchase price of $10.0 million. If we request an advance under the SEDA, Cornell Capital will purchase shares of common stock for 97% of the lowest volume weighted average price on the OTC-BB or other principal market on which our common stock is traded as quoted by Bloomberg, L.P. for the five trading days immediately following the notice date. Cornell Capital intends to sell any shares purchased under the SEDA at the market price. The effectiveness of the sale of the shares under the SEDA is conditioned upon us registering the shares of common stock under the Securities Act and maintaining such registration. Upon the execution of the SEDA, we issued as compensation to Cornell Capital 1,465,065 shares of our common stock, including 293,013 shares held by its transferee, and a promissory note in the principal amount of $188,843 from us. We issued to Monitor, as a placement fee pursuant to the placement agent agreement between us and Monitor, 90,909 shares with an aggregate value of $10,000 in connection with the SEDA.

We issued convertible debt securities in respect of loans in the aggregate amount of approximately $100,000 made to us by members of our Board of Directors and a consultant to us in May and June 2005. The debt was convertible into shares of our common stock at the option of the holders at the rate of $0.03 per share. The loans accrued interest at the rate of 8% per annum. The convertible debt has been converted or repaid in full. The convertible debt was converted into 2,126,807 shares of common stock and repaid by approximately $34,000 in cash, including accrued interest.

In August and September 2005, we closed on $548,000 of equity units (the "2005 Units") in a private placement. Each Unit consists of a convertible promissory note in the principal amount of $1,000 (the "8% Notes") and two warrants for each share of common stock issued upon conversion of the 8% Notes to purchase one share of our common stock. The purchase price per Unit was $1,000. The 8% Notes are convertible at the election of the holder thereof, at any time commencing from and after their date of issuance and for a period of three years thereafter at a price equal to 85% of the average closing price of our common stock on the OTC-BB for the 10 trading days immediately preceding the day upon which we receive a conversion notice from the Noteholder. The 8% Notes are entitled to receive an 8% annual interest payment payable in shares of our common stock. The per share exercise price of the warrants is 125% and 150%, respectively, of the conversion price of the 8% Notes. The warrants are exercisable for shares of our common stock at any time beginning on the date of conversion of the 8% Notes and ending on October 31, 2009 and are subject to adjustment for anti-dilution purposes. 2005 Unitholders are subject to a lock-up on the sale of the common stock issuable upon conversion of the 8% Notes or related warrants until January 1, 2006.

                                  GOING CONCERN

Our accompanying financial statements have been prepared on a going concern basis, which contemplates our continuation of operations, realization of assets and liquidation of liabilities in the ordinary course of business. Since inception, we have incurred substantial operating losses and expect to incur additional operating losses over the next several years. As of June 30, 2005, we had an accumulated deficit of approximately $2.1 million. Our accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have financed our operations since inception primarily through equity financings and loans from our officers, directors and stockholders. We have recently entered into the SEDA. No assurances can be given that the additional capital necessary to meet our working capital needs or to sustain or expand our operations will be available in sufficient amounts or at all under the SEDA or otherwise. Continuing our operations in 2005 is dependent upon obtaining such further financing. These conditions raise substantial doubt about our ability to continue as a going concern.

                                   MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning our directors and executive officers as of September 26, 2005:

                Name               Age                Position
          ----------------         ---           -------------------
          Robert W. Prokos         34            President and Chief
                                              Executive Officer, Director

          Dr. Dianne Love          56                 Director

             David Spencer         51                 Director

    Edward Watler Zieverink, III   42                 Director

         Dr. Daniel Sparks         56                 Director

ROBERT W. PROKOS has been our President and Chief Executive Office and a Director since March 2004. From 2001 to 2004, Mr. Prokos was President of Rhino Capital Management where he counseled public and private company clients as to business growth strategies, including revenue building, mergers, acquisitions, venture capital, business to business solutions and financing. We were a client of Mr. Prokos and Rhino Capital Management. In 2000, Mr. Prokos was a financial consultant to several companies and engaged in entrepreneurial activities for his own account, including owning interests in several real estate and mortgage companies and LD Connect, a VOIP (voice over Internet protocol) telecom company, which he sold to a public company.

DR. DIANNE LOVE, PH.D., has been our Director since March 2004. Dr. Love has been a professor of Medical Accounting at the University of Houston since 1989 and is also an Adjunct Professor at Auburn University Physicians Executive MBA Program and University of Texas Medical Branch. Dr. Love is on the advisory board for YourDoctor.com. She has published numerous articles on medical economics, finance and administration. Dr. Love received her Ph.D. in business administration from the University of Arkansas and her MBA and B.S. in Education from Auburn University.

DAVID SPENCER has been our Director since January 2005. Mr. Spencer has been the National Sales Manager in Canada and Regional Sales Manager for the Midwestern U.S. for Fischer Imaging, a diagnostic imaging company, since 2002. From 2001 to 2002, Mr. Spencer owned and operated a consulting firm with emphasis on capital equipment sales and leasing. From 2000 to 2001, he was a National Account Executive for FirstEnergy Services Corporation.

EDWARD WALTER ZIEVERINK, III has been our Director since June 2004. Mr. Zieverink has been President and owner of Horizon Environmental Services, Inc., a commercial and residential landscape management company servicing Birmingham, Alabama and the surrounding areas since 1987.

DR. DANIEL SPARKS, M.D., has been our Director since January 2004. Dr. Sparks is an orthopedic surgeon and since 1988 has practiced in a private orthopedic surgical practice established by him in Gadsden, Alabama. His subspeciality interests include surgery of the peripheral nerve system and wound care issues. Dr. Sparks graduated from the University of Tennessee School of Medicine. He served 12 years in the U.S. Air Force during which time he completed his orthopedic surgical residency at the University of Mississippi. He completed his military service at Langley Air Force Base, as TAC headquarters Chief of Orthopedic Surgery.

                                 AUDIT COMMITTEE

We do not currently have a separate audit committee. Currently, our entire Board of Directors performs all the functions that may be delegated to an audit committee. We plan to establish an audit committee during fiscal 2005 and are currently assessing which members of our Board are best qualified, based on their accounting or related financial management expertise, independence, time availability, corporate experience and other relevant factors, to serve on our audit committee. Based on our small size, early development stage and limited financial and human resources, we did not believe that creating an audit committee separate and distinct from our full Board of Directors would have been cost-effective prior to fiscal 2005.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation paid by us during the three years ended on September 30, 2004 to our Chief Executive Officer and our other executive officers who were serving as executive officers on September 30, 2004 and received total salary and bonus in excess of $100,000 during fiscal year 2004 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE
                                                                     LONG-TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                                   ANNUAL           ------------
                                                COMPENSATION         RESTRICTED
     NAME AND PRINCIPAL                     -------------------       STOCK
          POSITION               YEAR             SALARY             AWARD(S)
---------------------------    ---------    -------------------     ------------
   Robert W. Prokos,              2004      $           95,000
   President, Chief
   Executive Officer and
   Director

   Randy Mullins,                 2004      $           19,782        187,500
   Former Chief Executive
   Officer, Chief Financial
   Officer and                    2003      $            3,000        450,000
   Director

                              EMPLOYMENT AGREEMENTS

Effective March 1, 2004, we entered into a three-year employment agreement with Robert W. Prokos. Mr. Prokos is employed as our President and Chief Executive Officer. Mr. Prokos receives an annualized base salary of $95,000. Mr. Prokos may be eligible to participate in performance bonuses and any stock option plans established by the compensation committee of our Board of Directors. Mr. Prokos may be terminated only for cause as defined in the agreement by our Board of Directors. If Mr. Prokos is terminated other than for cause, he is entitled to receive a lump sum severance payment in an amount equal to his annual salary in cash or shares at our option.

Randy Mullins served as our Chief Executive Officer from September 2003 to April 2004 and our Chief Financial Officer from April 2004 to June 2004 at which time he resigned. Mr. Mullins had an employment agreement with us under which he was employed as Chief Executive Officer, was entitled to receive a base salary of $72,000 per annum, an automobile allowance of $750 per month and reimbursement of automobile insurance and 450,000 restricted shares of our common stock initially and at the rate of 37,500 restricted shares per month of employment up to a total of 450,000 shares. The shares are subject to piggy-back registration rights. The agreement expired by its terms on September 30, 2004. Because we failed to renew the agreement for reasons other than cause, Mr. Mullins received compensation for six months following the non-renewal. Mr. Mullins was entitled to retain the shares of our common stock.

                            COMPENSATION OF DIRECTORS

It is currently our policy to compensate each non-employee director serving on our Board of Directors for such service and attendance at Board meetings in an amount equal to 10% of the compensation paid to our Chief Executive Officer which may be paid at our discretion in cash or shares of our common stock.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth as of September 26, 2005, the number and percentage of outstanding shares of our common stock beneficially owned by our Named Executive Officers, directors, stockholders owning more than 5% of our common stock and our executive officers and directors as a group:

          Name and Address of              Shares Owned           % of Class
            Beneficial Owner             Beneficially(1)               Owned

  Robert W. Prokos(2)(3)                     5,044,203                19.35%
  16510 Westwego Drive
  Cypress, Texas 77429

  Walter Zieverink(3)                          682,165                 2.62%
  c/o 4024 Autumn Lane
  Birmingham, Alabama 35243

  Dr. Daniel Sparks(3)                       1,743,163                 6.89%
  1026 Goodyear Avenue
  Suite 100-B
  Gadsden, Alabama 35903

  Dr. Dianne Love(3)                           932,009                 3.58%
  2503 Jasmine Ridge
  Houston, Texas77062

  David Spencer(3)                           1,452,922                 5.57%
  2078 Edgeview Drive
  Hudson, Ohio 44236

  Randy Mullins(4)                                   0                    0%
  16107 Affirmed Way
  Friendswood, Texas 77546

  Anita Jones                                1,487,500                 5.71%
  c/o 4024 Autumn Lane
  Birmingham, Alabama 35243

  Greg Lemon                                 1,688,410                 6.48%
  2705 Hunter's Glen Drive
  Plainsboro, New Jersey 08536

  All Officers and Directors                 9,854,462                37.80%
  as a Group (5 people)

----------

(1) The number of shares of common stock owned are those "beneficially owned" as determined under the rules of the SEC, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right. As of September 26, 2005, there were 26,069,589 shares of common stock outstanding.

(2)   President and Chief Executive Officer.

(3)   Director.

(4)   Former Chief Executive Officer, Chief Financial Officer and Director.


                                CHANGE IN CONTROL

The issuance of shares in this offering will not result in a change of control of us. Although this offering contemplates the issuance to Cornell Capital of up to 92,834,164 addition to the 1,172,052 shares currently held by Cornell Capital (which would result in Cornell Capital holding approximately 79.06% of our issued and outstanding common stock after issuance), we are restricted from issuing shares under the SEDA to Cornell Capital which would result in its owning in excess of 9.9% of our issued and outstanding shares of common stock.

                              CERTAIN TRANSACTIONS

In September 2003, we entered into a consulting services agreement with Robert Prokos, who became our Chief Executive Officer in March 2004. We engaged Mr. Prokos to advise us with respect to our acquisition of Health Renu and related matters. The agreement had a four month term which expired in January 2004. Mr. Prokos received 1,450,000 shares of our registered common stock as consideration under the agreement.

One of our former offices was located in the home of a major stockholder of us during the year ended September 30, 2003 and for the period from October 1, 2003 to December 31, 2003. The stockholder did not charge us rent for this space. The fair market value of the rent has been estimated at approximately $250 per month. Therefore, included in the accompanying statement of operations is $3,000 and $750 of rent expense for the years ended September 30, 2003 and 2004, respectively. Effective April 30, 2002, we entered into a lease agreement with the father of our Chief Executive Officer who is also a stockholder of us to lease 33 acres of land in Texas to be used in the production of raw materials. The lease payments are $250 per month for ten years. As of February 29, 2004, upon the sale of our Health Renu subsidiary to a stockholder of us, the $5,500 liability was written off the books and the lease obligation was transferred to the stockholder.

During the year ended September 30, 2004, our Chief Executive Officer directly paid vendors on behalf of us in the total amount of $23,559. In addition, our Chief Executive Officer advanced us $6,000. During the year ended September 30, 2004, we issued our Chief Executive Officer 295,587 shares of our common stock valued at $29,559 to reimburse him for these transactions.

During the year ended September 30, 2004, we recognized revenue of $19,213 from sales of product to a stockholder and consultant to us.

We have an oral understanding with Dr. Daniel Sparks, a member of our Board of Directors, relating to a potential future product based on Dr. Sparks' patent. We would pay to Dr. Sparks royalties in an amount to be determined in connection therewith.

We have a consulting services agreement with Dr. Dianne Love, a member of our Board of Directors, whereby Dr. Love provides management advisory services, strategic planning, professional introductions and company growth services to us. We issued 250,000 shares of our common stock to Dr. Love in consideration for her services under the agreement and have agreed to issue an additional 50,000 shares to her for each $100,000 in revenues over $300,000 that she generates for us up to a maximum of 350,000 additional shares. We indemnify Dr. Love against any actions brought against her for breach of representation, warranty or agreement by us, our negligence or willful misconduct or content provided by us under the agreement. The agreement commenced on May 1, 2004 and expires on May 1, 2009.

In April 2005, we filed a lawsuit in U.S. Federal District Court for the Southern District of Texas seeking to recover approximately 8.1 million shares of our common stock from the founder and principal of HealthRenu, Darrell Good, and requesting that Mr. Good cease competing with us and soliciting our customers. The lawsuit, among other claims, alleged breach of contract, fraud and breach of fiduciary duty on the part of Mr. Good. A final default judgment against Mr. Good was entered in this case on July 29, 2005 and the court ordered that the shares be cancelled and returned to us and that Mr. Good is enjoined from competing with us for one year. The time for appeal of the order expired on August 28, 2005. We plan to pursue enforcement of the judgment. The shares have been cancelled on the books and records of our transfer agent. We cannot assure you that we will be able to prevent Mr. Good from continuing to compete with us or to solicit our customers. See "Business-Legal Proceedings".

We issued convertible debt securities in respect of loans in the aggregate amount of approximately $100,000 made to us by members of our Board of Directors and a consultant to us in May and June 2005. The debt was convertible into shares of our common stock at the option of the holders at the rate of $0.03 per share. The loans accrued interest at the rate of 8% per annum. The convertible debt has been converted or repaid in full. The convertible debt was converted into 2,126,807 shares of common stock and repaid by approximately $34,000 in cash, including accrued interest.

During the nine months ended June 30, 2005, we issued 2,000,000 shares of our common stock as payment of accrued compensation of $40,000 owed to our Chief Executive Officer.

We have entered into agreements with our executive officers and compensate our non-employee directors as described above in "Executive Compensation".

We believe that the transactions described above were fair to us and were as favorable to us as those that we might have obtained from non-affiliated third parties, given the circumstances under which such transactions were proposed and effectuated.

                            DESCRIPTION OF SECURITIES

We have summarized below the material provisions of our Articles of Incorporation, By-Laws and other instruments defining the rights of our securities holders. Our summary may not contain all of the information that is important to you. See "Where You Can Find More Information" for information about how to obtain a copy of the documents described in this section.

                                    GENERAL

As of ____ __, 2005, our authorized capital stock consisted of 155,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of September 26, 2005, 26,069,589 shares of our common stock and 1,763 shares of our 2000A Convertible Preferred Stock were issued and outstanding. In addition, we had outstanding as of September 26, 2005, the below-described convertible securities, warrants and commitments to issue securities.

REVERSE STOCK SPLIT

Effective September 15, 2003, we implemented a one-for-850 reverse stock split of our common stock.

COMMON STOCK

Dividends may be declared and paid on the common stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding preferred stock.

In the event of dissolution, liquidation or winding up of our affairs, whether voluntary or involuntary, each issued and outstanding share of common stock shall entitle the holder thereof to receive an equal portion of our net assets available for distribution to holders of common stock after payment of liabilities, subject to any preferential rights of any then outstanding preferred stock.

Except as otherwise required by law, each holder of common stock will have one vote in respect of each share of stock held by such holder of record for the election of directors and on all matters submitted to a vote of our shareholders. There is no cumulative voting.

PREFERRED STOCK

We are authorized to issue up to 5,000,000 shares of preferred stock in one or more series as may be designated by our Board of Directors.

The preferred stock may be entitled to such dividends, redemption rights, liquidation rights, exercise rights and voting rights as the Board of Directors, in its discretion, may determine, in a resolution or resolutions providing for the issuance of any such stock. Rights granted by the Board of Directors may be superior to those of existing shareholders (including the right to elect a controlling number of directors as a class). Preferred stock can be issued without the vote of the holders of common stock.

We have authorized for issuance up to 1,500,000 shares 2000A Convertible Preferred Stock and up to 500,000 shares 2003A Preferred Stock. At September 26, 2005, 1,763 shares of 2000A Convertible Preferred Stock were outstanding and no shares of 2003A Preferred Stock were outstanding. The 2000A Convertible Preferred Stock is entitled to a liquidation preference of $0.10 per share over our common stock and participates as to voting and dividends with our common stock. Our 2000A Convertible Preferred Stock is convertible into an equal number of shares of our common stock any time at the option of the holder thereof and automatically upon the consent of two-thirds of the outstanding shares of 2000A Convertible Preferred Stock or the closing a firm commitment underwritten public offering with proceeds of $2,000,000 to us. The 2003A Preferred Stock is not entitled to participate in dividends or voting and has no conversion or rights upon liquidation.


WARRANTS

      o Warrants to purchase 474,589 shares of common stock at prices ranging from $0.341 to $0.484 per share were issued to North Coast and its affiliates for services as placement agent for the 2005 Private Placement.

      o Warrants to purchase 500,000 shares of common stock at a price of $0.50 per share were issued to North Coast and its affiliates for consulting services.

      o     Warrants to purchase  500,000  shares of common  stock at a price of
            $0.50  per  share  were  issued  to  MultiGrow  Advisors,   LLC  for
            consulting services.

      o Warrants to purchase 100,000 shares of common stock at a price of $0.50 per share were issued to Portfolio Lenders II, LLC for services. The warrants are subject to forfeiture six months from their date of issuance in the event that certain performance criteria is not satisfied.

Standby Equity Distribution Agreement

On May 23, 2005, we entered into a SEDA with Cornell Capital, pursuant to which we may, at our discretion, periodically sell to Cornell Capital shares of our common stock for a total purchase price of up to $10,000,000. For each share of common stock purchased under the SEDA, Cornell Capital will pay us 97% of the lowest volume weighted average price of our common stock as quoted by on the OTC-BB or other principal market on which our common stock is traded for the five days immediately following the date we deliver a notice requiring Cornell Capital to purchase our shares under the SEDA.

Cornell Capital's obligation to purchase shares of our common stock under the SEDA is subject to certain conditions, including us obtaining an effective registration statement for shares of common stock sold under the SEDA and is limited to $350,000 per weekly advance.

The commitment period under the SEDA commences on the earlier to occur of (i) the date that the registration statement is declared effective by the SEC (the "Effective Date"), or (ii) such earlier date as we and Cornell Capital may mutually agree in writing.

The commitment period under the SEDA expires on the earliest to occur of (i) the date on which Cornell Capital has purchased an aggregate amount of $10,000,000 shares of our common stock under the SEDA, (ii) the date occurring twenty-four months after the Effective Date, or (iii) the date the SEDA is earlier terminated (in the event that (x) there occurs any stop order or suspension of the effectiveness of the registration statement for an aggregate of fifty trading days, other than due to the acts of Cornell Capital, during the commitment period, and (y) we fail materially to comply with any of the covenants contained in the SEDA and such failure is not cured within thirty days after receipt of written notice from Cornell Capital, provided, however, that this termination provision does not apply to any period commencing upon the filing of a post-effective amendment to the registration statement and ending upon the date on which such post effective amendment is declared effective by the SEC).

2005 Private Placement

In August and September 2005, we closed on $548,000 of 2005 Units in a private placement. Each Unit consists of the 8% Notes, convertible promissory notes in the principal amount of $1,000, and two warrants for each share of common stock issued upon conversion of the 8% Notes to purchase one share of our common stock. The purchase price per Unit was $1,000.

The 8% Notes are convertible at the election of the holder thereof, at any time commencing from and after their date of issuance and for a period of three years thereafter at a price equal to 85% of the average closing price of our common stock on the OTC-BB for the 10 trading days immediately preceding the day upon which we receive a conversion notice from the Noteholder. The 8% Notes are entitled to receive an 8% annual interest payment payable in shares of our common stock. The per share exercise price of the warrants is 125% and 150%, respectively, of the conversion price of the 8% Notes. The warrants are exercisable for shares of our common stock at any time beginning on the date of conversion of the 8% Notes and ending on October 31, 2009 and are subject to adjustment for anti-dilution purposes.

2005 Unitholders are subject to a lock-up on the sale of the common stock issuable upon conversion of the 8% Notes or related warrants until January 1, 2006.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and By-laws provide for:

      o indemnification of our directors or persons serving in various business capacities at our request against judgments, penalties, fines and amounts paid in settlement and reasonable expenses actually incurred by such person by reason of the fact that such person is or was serving as provided above in connection with a threatened, pending or completed proceeding, whether civil or criminal, administrative, arbitrative or investigative, any appeal in any of the foregoing, or inquiry or investigation that could lead to such, if such individual acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, and, if the action was a criminal proceeding, if such person had no reasonable cause to believe that such person's conduct was unlawful; and

      o mandatory indemnification of such persons who have been successful in defense of any proceeding against reasonable expenses incurred in connection with such proceeding.

                                 LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by _____________. Other legal matters in connection with the offering contained herein will be passed upon for us by Gallagher, Briody and Butler, Princeton, New Jersey.

                                     EXPERTS

The financial statements of HealthRenu Medical, Inc. as of September 30, 2004 and for each of the two years ended September 30, 2004, included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to our ability to continue as a going concern as disclosed in Note 3 to the financial statements) of Ham, Langston & Brezina, L.L.P., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. As permitted by the SEC rules and regulations, this prospectus, which forms a part of the registration statement, does not contain all of the information contained in the registration statement or in the exhibits to the registration statement. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. You may read and copy the registration statement and other documents at the public reference room of the SEC at 450 5th Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC charges a fee for copies. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                          INDEX TO FINANCIAL STATEMENTS
                            HEALTHRENU MEDICAL, INC.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                                          Page(s)
                                                                                                          -------
Financial Statements for the Two Years Ended September 30, 2004

Report of Independent Registered Public Accounting Firm                                                     F-2

Balance Sheet as of September 20,  2004 and 2003                                                            F-3

Statement of Operations for the years ended September 30,  2004 and 2003                                    F-4

Statement of Stockholders' Equity (Deficit) for the years ended September 30,  2004 and 2003                F-5

Statement of Cash Flows for the years ended September 30,  2004 and 2003                                    F-7

Notes to Financial Statements                                                                               F-8

Financial Statements for the Three Quarters Ended June 30, 2004

Unaudited Condensed Balance Sheet as of June 30,  2005                                                      F-17

Unaudited Condensed Statement of Operations for the nine months ended June 30,  2005 and 2004               F-18

Unaudited Condensed Statement of Stockholders' Equity for the nine months ended June 30,  2005              F-19

Unaudited Condensed Statement of Cash Flows for the nine months ended June 30,  2005 and 2004               F-20

Notes to Unaudited Condensed Financial Statements                                                           F-21

             Report of Independent Registered Public Accounting Firm
             -------------------------------------------------------


To the Board of Directors and Stockholders of HealthRenu Medical, Inc.


We have audited the accompanying balance sheets of HealthRenu Medical, Inc. (the "Company") as of September 30, 2004 and 2003, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HealthRenu Medical, Inc. as of September 30, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that HealthRenu Medical, Inc. will continue as a going concern. As shown in the financial statements and discussed in Note 2, the Company has incurred significant recurring losses from operations, is in a negative working capital and stockholders' deficit position at September 30, 2004, and is dependent on outside sources of financing for the continuation of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to this matter are also discussed in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                    /s/ Ham, Langston & Brezina, L.L.P.


Houston, Texas
January 15, 2005

                            HEALTHRENU MEDICAL, INC.
                                  BALANCE SHEET
                           September 30, 2004 and 2003

                                   ----------

     ASSETS                                                     2004           2003
     ------                                                 -----------    -----------
Current assets:
  Cash and cash equivalents                                 $     7,560    $    17,684
  Inventories                                                    22,430         46,903
  Employee receivable                                                --          5,771
  Other current assets                                            2,500          5,000
                                                            -----------    -----------

    Total current assets                                         32,490         75,358

Property and equipment, net                                       4,048         56,903
                                                            -----------    -----------

      Total assets                                          $    36,538    $   132,261
                                                            ===========    ===========


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
----------------------------------------------

Current liabilities:
  Accounts payable                                          $   131,223    $    78,004
  Accounts payable-stockholder                                    2,329          3,235
  Accrued liabilities                                            58,660            600
  Notes payable to stockholders                                   1,000         16,403
                                                            -----------    -----------

    Total current liabilities                                   193,212         98,242
                                                            -----------    -----------

Commitments and contingencies

Stockholders' equity (deficit):
  Convertible preferred stock, Series 2000A,
    $0.001 par value;  1,500,000 shares
    authorized, 1,763 shares
    issued and outstanding at September 30, 2004 and 2003             2              2
  Common stock, $.001 par value; 50,000,000 shares
    authorized, 22,454,451 and 15,506,962 shares issued
    and outstanding at September 30, 2004 and 2003               22,455         15,507
  Additional paid-in capital                                  1,635,657        674,830
  Unissued common stock                                          42,511        698,602
  Stock subscription receivable                                      --        (31,000)
  Accumulated deficit                                        (1,857,299)    (1,323,922)
                                                            -----------    -----------

      Total stockholders' equity (deficit)                     (156,674)        34,019
                                                            -----------    -----------

        Total liabilities and stockholders'
          equity (deficit)                                  $    36,538    $   132,261
                                                            ===========    ===========

                 See accompanying notes to financial statements.

                            HEALTHRENU MEDICAL, INC.
                             STATEMENT OF OPERATIONS
                 for the years ended September 30, 2004 and 2003

                                   ----------


                                                Year Ended September 30,
                                              ----------------------------
                                                  2004             2003
                                              ------------    ------------

Sales                                         $     21,806    $     26,281

Cost of sales                                       43,306          28,055
                                              ------------    ------------

    Gross profit (loss)                            (21,500)         (1,774)

General and administrative expenses                526,915         444,910

Cost of recapitalization                                --         561,982
                                              ------------    ------------

    Loss from operations                          (548,415)     (1,008,666)

Gain on sale of assets                              15,468              --

Interest expense                                      (430)           (698)
                                              ------------    ------------

    Net loss                                  $   (533,377)   $ (1,009,364)
                                              ============    ============


Weighted average shares outstanding             19,280,788       9,567,894
                                              ============    ============

Basic and diluted net loss per common share   $      (0.03)   $      (0.11)
                                              ============    ============

                 See accompanying notes to financial statements.

                            HEALTHRENU MEDICAL, INC.
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                 for the years ended September 30, 2004 and 2003

                                   ----------

                                                                      Additional    Common       Stock
                              Preferred Stock       Common Stock       Paid-In      Stock     Subscription  Accumulated
                              Shares    Amount    Shares    Amount     Capital     Committed   Receivable     Deficit       Total
                             --------  --------  --------  --------   ---------    ---------  ------------   ---------     -------
Balance at September 30, 2002     --    $ --    8,894,807  $  8,895   $  240,822   $ 127,600  $     --     $  (314,558)  $   62,759

Common stock issued for cash      --      --    2,317,392     2,318      197,682          --   (31,000)             --      169,000

Common stock issued for
 liabilities                      --      --       50,000        50       49,950          --        --              --       50,000

Effect of Exchange Agreement   1,763       2       59,263        59     (379,363)    379,302        --              --           --

Common stock issued for ser-
 vices                            --      --    4,024,250     4,024      399,300          --        --              --      403,324

Common stock issued for em-
 ployee compensation              --      --       36,000        36       35,964          --        --              --       36,000

Issuance of common stock for
 committed stock                  --      --      125,250       125      127,475    (127,600)       --              --           --

Shares issuable for consult-
 ing services                     --      --           --        --           --     274,300        --              --      274,300

Shares issuable for employee
 compensation                     --      --           --        --           --      45,000        --              --       45,000

Rent contributed by stock-
 holder                           --      --           --        --        3,000          --        --              --        3,000

Net loss                          --      --           --        --           --          --        --      (1,009,364)   1,009,364)
                               -----    ----   ----------  --------   ----------   ---------  --------     -----------   ----------

Balance at September 30, 2003  1,763       2   15,506,962    15,507      674,830     698,602   (31,000)     (1,323,922)      34,019


                 See accompanying notes to financial statements.

                            HEALTHRENU MEDICAL, INC.
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                 for the years ended September 30, 2004 and 2003

                                   ----------

                                                                      Additional    Common       Stock
                              Preferred Stock       Common Stock       Paid-In      Stock     Subscription  Accumulated
                              Shares    Amount    Shares    Amount     Capital     Committed   Receivable     Deficit       Total
                             --------  --------  --------  --------   ---------    ---------  ------------   ---------     -------
Common stock issued for cash
 and receivable                   --      --    1,822,000     1,822      100,378          --        --              --      102,200

Common stock issued for
 liabilities                      --      --      745,587       746       60,027          --        --              --       60,773

Common stock issued for
 services                         --      --      325,000       325       77,625          --        --              --       77,950

Common stock issued for em-
 ployee compensation              --      --      275,000       275       27,225          --        --              --       27,500

Issuance of common stock for
 committed stock                  --      --    3,779,902     3,780      694,822    (698,602)       --              --           --

Shares issuable for employee
 and directors compensation       --      --           --        --           --      42,511        --              --       42,511

Collection of subscription
 receivable                       --      --           --        --           --          --    31,000              --       31,000

Rent contributed by stock-
 holder                           --      --           --        --          750          --        --              --          750

Net loss                          --      --           --        --           --          --        --        (533,377)    (533,377)
                               -----    ----   ----------  --------   ----------   ---------  --------     -----------   ----------

Balance at September 30, 2004  1,763    $  2   22,454,451  $ 22,455   $1,635,657   $  42,511  $     --     $(1,857,299)  $ (156,674)
                               =====    ====   ==========  ========   ==========   =========  ========     ===========   ==========

                 See accompanying notes to financial statements.

                            HEALTHRENU MEDICAL, INC.
                             STATEMENT OF CASH FLOWS
                 for the years ended September 30, 2004 and 2003

                                   ----------

                                                            Year Ended September 30,
                                                           --------------------------
                                                             2004             2003
                                                           -----------    -----------
Cash flows from operating activities:
  Net loss                                                 $  (533,377)   $(1,009,364)
  Adjustments to reconcile net loss to net cash used
    in operating activities:
    Depreciation                                                 7,184          4,905
    Rent expense contributed by stockholder                        750          3,000
    Cost of recapitalization-net liabilities assumed                --         24,482
    Cost of recapitalization-stock-based compensation               --        487,500
    Stock-based compensation for services                       77,950        190,124
    Stock-based employee compensation                           70,011         81,000
    Gain on sale of assets                                     (15,468)            --
    Changes in operating assets and liabilities:
      Accounts receivable                                       (1,994)        16,276
      Employee receivable                                        5,771         (5,771)
      Other current assets                                       4,936         (5,000)
      Inventories                                               24,473          2,771
      Accounts payable and accrued liabilities                 227,030         68,812
                                                           -----------    -----------

        Net cash used in operating activities                 (132,734)      (141,265)
                                                           -----------    -----------

Cash flows from investing activities:
  Purchase of fixed assets                                      (8,090)       (13,179)
                                                           -----------    -----------

        Net cash used in investing activities                   (8,090)       (13,179)
                                                           -----------    -----------

Cash flows form financing activities:
  Payments on notes payable                                         --        (10,000)
  Proceeds from issuance of common stock                        99,700        169,000
  Proceeds from collection of subscription receivable           31,000             --
                                                           -----------    -----------

        Net cash provided by financing activities              130,700        159,000
                                                           -----------    -----------

(Decrease) increase in cash and cash equivalents               (10,124)         4,556

Cash and cash equivalents, beginning of year                    17,684         13,128
                                                           -----------    -----------

Cash and cash equivalents, end of year                     $     7,560    $    17,684
                                                           ===========    ===========


Supplemental disclosure of cash flow information:
  Cash paid for interest                                   $        --    $       698
                                                           ===========    ===========

  Cash paid for income taxes                               $        --    $        --
                                                           ===========    ===========


                 See accompanying notes to financial statements

                            HEALTHRENU MEDICAL, INC.
                          NOTES TO FINANCIAL STATEMENTS

                                   ----------


1.    Background and Summary of Significant Accounting Policies

      Background

      HealthRenu Medical, Inc. (the "Company"), a Nevada corporation, is headquartered in Houston, Texas. The Company provides raw materials to a third party manufacturing company who produces various skin care products that are purchased and distributed by the Company primarily to the home health care and other medical markets throughout the United States.

      The Company was originally incorporated in Delaware as Health Renu, Inc. in 1997. In September 2003, upon completion of a recapitalization through acquisition of a non-operating public shell, the name was changed to HealthRenu Medical, Inc. The public shell had no significant assets or operations at the date of acquisition. The Company assumed all liabilities of the public shell on the date of the acquisition. The historical financial statements presented herein are those of HealthRenu Medical, Inc., and its predecessor, Health Renu, Inc.

      The non-operating public shell used to recapitalize the Company was originally incorporated in Colorado as American Merger Control, Inc and subsequently adopted name changes to Ultratech Knowledge Systems, Inc., and AGTsports, Inc. In 2003, the Company was reincorporated in the state of Nevada and subsequently changed its name to its current name, HealthRenu Medical, Inc.

      On February 29, 2004, the Company entered into an agreement with a stockholder and former owner of the non-public entity to exchange 100% of the issued and outstanding shares of Health Renu, Inc., a Delaware corporation, and certain assets and liabilities of the Company for a return of 25,000 shares of common stock of the Company (which the Company has not yet received) and all proprietary trademarks, intellectual property rights and formulas to produce its products. The gain on the disposition of these assets and liabilities was $15,468.

      Following is a summary of the Company's significant accounting policies.

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Revenue Recognition

      Revenue is recognized when products are shipped.

      Concentrations of Credit Risk

      Financial instruments which subject the Company to concentrations of credit risk include cash and cash equivalents and accounts receivable.

      The Company maintains its cash in well-known banks selected based upon management's assessment of the banks' financial stability. Balances may periodically exceed the $100,000 federal depository insurance limit; however, the Company has not experienced any losses on deposits.


                                    Continued

                            HEALTHRENU MEDICAL, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                   ----------


1.    Background and Summary of Significant Accounting Policies, continued

      Concentrations of Credit Risk, continued

      Accounts receivable generally arise from sales of various skin care products to the home health care and other medical markets throughout the United States. Collateral is generally not required for credit granted.

      Sales of product to a stockholder of the Company comprised approximately 88% of the Company's revenues for the year ended September 30, 2004.

      Cash Equivalents

      For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

      Property and Equipment

      Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from three to twenty-five years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

      Inventories

      Inventories consist of raw materials, work-in-process and finished goods and are stated at the lower of cost or market. Cost is computed using actual costs on a first-in, first-out basis.

      Shipping and Delivery Costs

      The cost of shipping and delivery are charged directly to cost of sales at the time of shipment.

      Research and Development

      Research and development activities are expensed as incurred, including costs relating to patents or rights. Research and development expense for the years ended September 30, 2004 and 2003 was $-0- and $50,354, respectively.

      Income Taxes

      The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.


                                    Continued

                            HEALTHRENU MEDICAL, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                   ----------


1.    Background and Summary of Significant Accounting Policies, continued

      Loss Per Share

      Basic and diluted loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during each period. Common equivalent shares from convertible preferred stock and common stock options and warrants are excluded from the computation as their effect would dilute the loss per share for all periods presented. If the Company had reported net income for the years ended September 30, 2004 or 2003, the calculation of diluted net income per share would have included 1,763 and 147 additional common equivalent shares for the Company's convertible preferred stock.

      Impairment of Long-Lived Assets

      In the event that facts and circumstances indicate that the carrying value of a long-lived asset, including associated intangibles, may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset or the asset's estimated fair value to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required.

      Fair Value of Financial Instruments

      The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

      Comprehensive Income

      Comprehensive income includes such items as unrealized gains or losses on certain investment securities and certain foreign currency translation adjustments. The Company's financial statements include none of the additional elements that affect comprehensive income. Accordingly, comprehensive income (loss) and net income (loss) are identical.

      Stock-Based Compensation

      The Company accounts for employee stock options using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", and has adopted the disclosure-only alternative of SFAS No. 123, "Accounting for Stock-Based Compensation", as amended by SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure".


                                    Continued

                            HEALTHRENU MEDICAL, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                   ----------


1.    Background and Summary of Significant Accounting Policies, continued

      Recent Accounting Pronouncements

      In January 2003 and as revised in December 2003, the Financial Accounting Standards Board "FASB" issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities". This interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements", addresses consolidation by business enterprises of variable interest entities. Prior to this interpretation, two enterprises generally had been included in consolidated financial statements because one enterprise controls the other through voting interests. This interpretation defines the concept of "variable interests" and requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse the risks among the parties involved. The Company's adoption of this interpretation in fiscal 2004 did not have an impact on its financial position or results of operations.

      In December 2004 the FASB issued revised SFAS No. 123R, "Share-Based Payment". SFAS No. 123R sets accounting requirements for "share-based" compensation to employees and requires companies to recognize in the income statement the grant-date fair value of stock options and other equity-based compensation. SFAS No. 123R is effective in interim or annual periods beginning after June 15, 2005. The Company will be required to adopt SFAS No. 123R in its fourth quarter of fiscal 2005 and currently discloses the effect on net (loss) income and (loss) earnings per share of the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". The Company is currently evaluating the impact of the adoption of SFAS 123R on its financial position and results of operations, including the valuation methods and support for the assumptions that underlie the valuation of the awards.

      In November 2004 the FASB issued SFAS No. 151, "Inventory Costs". The new Statement amends ARB No. 43, Chapter 4, "Inventory Pricing", to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. This Statement requires that those items be recognized as current period charges and requires that allocation of fixed production overheads to the cost of conversion be based on the normal capacity of the production facilities. This statement is effective for fiscal years beginning after June 15, 2005. The adoption of this statement is not expected to have a material impact on our financial condition or results of operations.

      In December 2004 the FASB issued SFAS No. 153 "Exchanges of Nonmonetary Assets - An Amendment of APB Opinion No. 29". SFAS No. 153 amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 is to be applied prospectively for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company's adoption of SFAS No. 153 is not expected to have a material impact on its financial position or results of operations.


2.    Going Concern

      During the year ended September 30, 2004, the Company has continued to accumulate payables to its vendors and has experienced negative financial results as follows:


                                    Continued

                            HEALTHRENU MEDICAL, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                   ----------


2.    Going Concern, continued

         Net loss                                                   $  (533,377)

         Negative cash flows from operations                        $  (132,734)

         Negative working capital                                   $  (160,722)

         Accumulated deficit                                        $(1,857,299)

         Stockholders' deficit                                      $  (156,674)


      Management has developed specific current and long-term plans to address its viability as a going concern as follows:

      o Effective September 2003, the Company entered into a recapitalization transaction with a public shell to gain access to public capital markets, to increase attractiveness of its equity and to create liquidity for stockholders.

      o The Company is also attempting to raise funds through debt and/or equity offerings. If successful, these additional funds will be used to pay down liabilities and to provide working capital.


      o     In the long-term,  the Company  believes that cash flows from growth
            in  its   operations   will  provide  the  resources  for  continued
            operations.

      There can be no assurance that the Company will have the ability to implement its business plan and ultimately attain profitability. The Company's long-term viability as a going concern is dependent upon three key factors, as follows:

      o The Company's ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of its business operations in the near term.

      o     The ability of the Company to control costs and expand revenues.

      o     The  ability  of  the  Company  to   ultimately   achieve   adequate
            profitability   and  cash  flows  from  operations  to  sustain  its
            operations.


3.    Recapitalization

      In September 2003, Health Renu, Inc. entered into an agreement whereby Health Renu, Inc. agreed to exchange 100% of the issued and outstanding shares of its common stock and $50,000 for approximately 99% or 15,447,699 shares (post one for 850 reverse stock split) of the issued and outstanding common stock of AGTSports, Inc. (a non-operating public shell corporation). The agreement represented a recapitalization of Health Renu, Inc. with accounting treatment similar to that used in a reverse acquisition, except that no goodwill or intangible asset is recorded. A recapitalization is characterized by the merger of a private operating company into a non-operating public shell corporation with nominal net assets and typically results in the owners and managers of the private company having effective or operating control after the transaction. The Company emerged as the surviving financial reporting entity under the agreement, but AGTSports, Inc. (which changed its name to HealthRenu Medical, Inc.) remained as the legal reporting entity.


                                    Continued

                            HEALTHRENU MEDICAL, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                   ----------


4.    Inventories

      Inventories consist of the following at September 30, 2004 and 2003:

                                                                  2004         2003
                                                               ----------   ----------

        Work-in-process                                        $   14,000   $   31,841
        Finished goods                                              8,430       15,062
                                                               ----------   ----------

                                                               $   22,430   $   46,903
                                                               ==========   ==========

5.    Property and Equipment

      Property and equipment consists of the following at September 30, 2004 and 2003:

                                                                   2004         2003
                                                               ----------    ----------

         Furniture and fixtures                                $    2,893    $    2,427
         Buildings and equipment                                    5,552        79,279
         Less: accumulated depreciation                            (4,397)      (24,803)
                                                               ----------    ----------

           Property and equipment, net                         $    4,048    $   56,903
                                                               ==========    ==========


      Depreciation expense for the years ended September 30, 2004 and 2003 was $7,814 and $4,905, respectively.


6.    Notes Payable to Stockholders

      Notes payable to stockholders consists of the following at September 30, 2004 and 2003:

                                                                  2004         2003
                                                               ----------   ----------
         Notes payable to a stockholder, accruing interest
           at 10% to 27%, principal and interest due on
           demand.  These notes are not collateralized         $       --   $    7,403

         Note payable to a stockholder, interest due monthly
           at 10% per year, principal due on January 15,
           2003.  This note is not collateralized                      --        8,000

         Note payable to a stockholder, accruing interest at
           10%, principal and interest due on demand.  This
           note is not collateralized                               1,000        1,000
                                                               ----------   ----------

             Total notes payable to stockholders               $    1,000   $   16,403
                                                               ==========   ==========


                                    Continued

                            HEALTHRENU MEDICAL, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                   ----------


7.    Income Taxes

      The Company has incurred losses since its inception and, therefore, has not been subject to federal income taxes. As of September 30, 2004, the Company had net operating loss ("NOL") carryforwards for income tax purposes of approximately $1,843,582 which expire in various tax years through 2024. Under the provisions of Section 382 of the Internal Revenue Code an ownership change in the Company could severely limit the Company's ability to utilize its NOL carryforward to reduce future taxable income and related tax liabilities. Additionally, because United States tax laws limit the time during which NOL carryforwards may be applied against future taxable income, the Company may be unable to take full advantage of its NOL for federal income tax purposes should the Company generate taxable income.

      The composition of deferred tax assets and liabilities and the related tax effects at September 30, 2004 and 2003 are as follows:

                                                                  2004         2003
                                                               ----------   ----------
         Deferred tax assets:
           Net operating losses                                $  634,638   $  453,346
           Valuation allowance                                   (634,638)    (453,346)
                                                               ----------   ----------

             Net deferred tax asset (liability)                $       --   $       --
                                                               ==========   ==========


      The difference between the income tax benefit in the accompanying statement of operations and the amount that would result if the U.S. federal statutory rate of 34% were applied to pre-tax loss for the years ended September 30, 2004 and 2003 is as follows:

                                                                2004                       2003
                                                       ----------------------     -----------------------
                                                        Amount       Percent        Amount       Percent
                                                       ---------    ---------     ---------     ---------
         Benefit for income tax at
           federal statutory rate                      $ 181,348         34.0%    $ 343,184          34.0%
         Non-deductible expense                              (56)          --           (42)           --
         Increase in valuation
           allowance                                    (181,293)       (34.0)     (343,142)        (34.0)
                                                       ---------    ---------     ---------     ---------
                                                       $      --    $      --     $      --            --%
                                                       =========    =========     =========     =========

8.    Commitments and Contingencies

      Litigation

      In 2004, Cause Number 825,095, "David M. Loev v. HealthRenu Medical, Inc," was filed against the Company in the County Court at Law No. 4, Harris County, Texas. The amount of damages sought by David Loev is approximately $16,600 for nonpayment of legal services he performed for the Company. The amount has been recorded as a liability as of September 30, 2004 in the accompanying financial statements.


                                    Continued

                            HEALTHRENU MEDICAL, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                   ----------


8.    Commitments and Contingencies, continued

      Leases

      The Company leases office space and facilities under an operating lease which expires in 2006. This lease requires monthly rent payments of $2,115. Future minimum lease payments on leases having initial or noncancellable lease terms in excess of one year at September 30, 2004 are as follows:

                                                            Operating
                                                             Leases
                                                           ----------

         2005                                              $   25,380
         2006                                                   8,460
                                                           ----------

         Total payments                                    $   33,840
                                                           ==========


      Total rent expense for the years ended September 30, 2004 and 2003 was $13,525 and $7,190, respectively.

      Consulting Agreements

      In August 2001 the Company entered into a consulting agreement with an individual whereby he was to provide various marketing and other consulting services to the Company for a fee of $3,500 per month and 653,664 shares of the Company's common stock. The shares were to be earned and issued only upon the successful completion of the Company becoming a publicly traded company. The agreement was subsequently canceled and a new agreement was entered into. The new agreement, effective October 1, 2003, had a term of five years and provided for $4,500 of compensation per month. In addition to monthly compensation, the consultant would receive 4% of each closed transaction involving fund raising and completed mergers and acquisitions. This agreement was terminated and in March 2004, the Company entered into an employment agreement with this individual who was appointed its new chief executive officer. The three-year employment agreement provides for an annual salary as well as a one-time issuance of 350,000 shares of common stock of the Company as payment of accrued compensation owed to him of approximately $21,214.

      In May 2004 the Company entered into a consulting services agreement with a member of the Board of Directors to provide management advisory services, strategic planning, professional introductions and company growth services. The Company issued 250,000 shares of common stock to the board member in consideration for services under the agreement and have agreed to issue an additional 50,000 shares for each $100,000 in revenues over $300,000 that she generates for the Company up to a maximum of 350,000 additional shares. The agreement expires on May 1, 2009.


                                    Continued

                            HEALTHRENU MEDICAL, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                   ----------


9.    Preferred Stock

      As a result of the recapitalization, the new articles of incorporation of the Company stipulate that the Company is authorized to issue 5,000,000 shares of preferred stock, $.001 par value. Of the 5,000,000 authorized shares, 1,500,000 shares of preferred stock have been designated Series 2000A Convertible Preferred stock (Series 2000A Preferred). The shareholders of these preferred shares are entitled to a preference in liquidation of ten cents per share. These preferred shareholders also receive dividends on a pro-rata basis with common stockholders at the election of the board of directors. No dividends have been declared as of September 30, 2004 and 2003. Each share is convertible at the option of the shareholder to one share of common stock. In addition, the shares will automatically convert to common shares upon the closing of a firm commitment underwritten public offering with net proceeds in excess of $2,000,000 or a vote of two-thirds of the preferred shareholders. As of September 30, 2004 and 2003, there are 1,763 shares of Series 2000A Preferred stock outstanding. No other preferred stock is outstanding at September 30, 2004 and 2003.


10.   Related Party Transactions

      During the year ended September 30, 2004, the Company's chief executive officer directly paid vendors on behalf of the Company in the total amount of $23,559. In addition, the chief executive officer advanced the Company $6,000. During the year ended September 30, 2004, the Company issued the chief executive officer 295,587 shares of the Company's common stock valued at $29,559 to reimburse him for these transactions.

      One of the Company's former offices was located in the home of a major stockholder of the Company during the year ended September 30, 2003 and the period from October 1, 2003, to December 31, 2003. The stockholder did not charge the Company rent for this space. The fair market value of the rent has been estimated at approximately $250 per month. Therefore, included in the accompanying statement of operations is $750 and $3,000 of rent expense for the years ended September 30, 2004 and 2003, respectively.

      Effective April 30, 2002 the Company entered into a lease agreement with the father of the chief executive officer and major stockholder of the Company to lease 33 acres of land to be used in the production of raw materials. The lease payments are $250 per month for ten years. As of February 29, 2004, upon the sale of Health Renu, Inc. to a stockholder of the Company, the $5,500 liability was written off the books and the lease obligation was transferred to the stockholder.

      During the year ended September 30, 2004, the Company recognized revenue of $19,213 from sales of product to a stockholder and consultant to the Company.

      During the year ended September 30, 2003, the Company issued stock with a value of approximately $46,000 to a company owned by the former president of the Company for research and development services.



                                    Continued

                            HEALTHRENU MEDICAL, INC.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                   ----------


11.   Non-Cash Investing and Financing Activities

      During the years ended September 30, 2004 and 2003, the Company engaged in certain non-cash investing and financing activities as follows:

         Issuance of common stock as payment of liability      $  60,773    $  50,000
                                                               =========    =========
         Transfer of property for reduction in accrued
           liability                                           $   3,632    $      --
                                                               =========    =========
         Sale of common stock for subscription receivable
           recorded in other current assets                    $   2,500    $      --
                                                               =========    =========
         Sale of assets for reduction in liabilities:
           Accounts receivable                                 $   1,994    $      --
                                                               =========    =========
           Other asset                                         $      64    $      --
                                                               =========    =========
           Fixed assets                                        $  50,129    $      --
                                                               =========    =========
           Notes payable                                       $ (15,403)   $      --
                                                               =========    =========
           Accounts payable                                    $ (52,252)   $      --
                                                               =========    =========

                            HEALTHRENU MEDICAL, INC.
                                  BALANCE SHEET
                                  June 30, 2005

                                   ----------

                                                                      June 30,
                                                                       2005
     ASSETS                                                         (Unaudited)
                                                                    -----------
Current assets:
  Cash and cash equivalents                                         $    19,028
  Inventories                                                            23,828
  Accounts receivable                                                     2,814
  Prepaid expense                                                        20,516
  Deferred financing costs                                              360,000
                                                                    -----------

    Total current assets                                                426,186

Property and equipment, net                                               3,422
                                                                    -----------

      Total assets                                                  $   429,608
                                                                    ===========


LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
  Accounts payable                                                  $   125,158
  Accounts payable-stockholder                                            2,329
  Accrued liabilities                                                    21,163
  Notes payable                                                         188,843
  Note payable to stockholders                                           91,000
                                                                    -----------

    Total current liabilities                                           428,493
                                                                    -----------


Stockholders' equity (deficit):
  Convertible preferred stock, Series 2000A, $0.001 par value;
    1,500,000 shares authorized, 1,763 shares issued and
    outstanding at June 30, 2005 and September 30, 2004                       2
  Common stock, $.001 par value; 50,000,000 shares authorized,
    31,478,505 and 22,454,451 shares issued and outstanding at
    June 30, 2005 and September 30, 2004,respectively                    31,479
  Additional paid-in capital                                          2,065,512
  Unissued common stock                                                      --
  Accumulated deficit                                                (2,095,878)
                                                                    -----------

      Total stockholders' equity (deficit)                                1,115
                                                                    -----------

        Total liabilities and stockholders' equity (deficit)        $   429,608
                                                                    ===========


                 See accompanying notes to financial statements.

                            HEALTHRENU MEDICAL, INC.
                   UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                for the nine months ended June 30, 2005 and 2004

                                   ----------


-------------------------------------------   -------------------------------
                                                      Nine Months Ended
-------------------------------------------   -------------------------------
                                                         June 30
-------------------------------------------   -------------------------------
                                                 2005             2004
                                                 ----             ----
-------------------------------------------   ------------       ------------
Sales                                         $     10,541       $     27,395
-------------------------------------------   ------------       ------------
Cost of sales                                        3,407             13,353
-------------------------------------------   ------------       ------------
    Gross profit (loss)                              7,134             14,042
-------------------------------------------   ------------       ------------
General and administrative expenses                185,487            392,090
-------------------------------------------   ------------       ------------
    Loss from operations                          (178,353)          (378,048)
-------------------------------------------   ------------       ------------
Gain on sales of assets                                 --             15,468
-------------------------------------------   ------------       ------------
Interest and financing expense                     (60,226)              (400)
-------------------------------------------   ------------       ------------
    Net loss                                  $   (238,579)      $   (362,980)
-------------------------------------------   ------------       ------------

-------------------------------------------   ------------       ------------
Weighted average shares outstanding             27,622,562         18,590,192
-------------------------------------------   ------------       ------------
Basic and diluted net loss per common share   $      (0.01)      $      (0.02)
-------------------------------------------   ------------       ------------


                 See accompanying notes to financial statements.

                            HEALTHRENU MEDICAL, INC.
              UNAUDITED CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
                     for the nine months ended June 30, 2005

------------------------------- -------- --------- ------------- ----------- ------------ ------------ ---------------- ------------
                                                      Common       Common     Additional    Common
                                                      Stock        Stock       Paid In       Stock       Accumulated
------------------------------- -------- --------- ------------- ----------- ------------ ------------ ---------------- ------------
                                Shares    Amount      Shares       Amount      Capital     Committed       Deficit         Total
------------------------------- -------- --------- ------------- ----------- ------------ ------------ ---------------- ------------

------------------------------- -------- --------- ------------- ----------- ------------ ------------ ---------------- ------------
Balance at September 30, 2004    1,763     $ 2      22,454,451    $22,455     $1,635,657   $ 42,511     $(1,857,299)     $(156,674)
------------------------------- -------- --------- ------------- ----------- ------------ ------------ ---------------- ------------

------------------------------- -------- --------- ------------- ----------- ------------ ------------ ---------------- ------------
    Common stock issued as         --       --        25,000         25          725           --             --            750
          settlement
------------------------------- -------- --------- ------------- ----------- ------------ ------------ ---------------- ------------

------------------------------- -------- --------- ------------- ----------- ------------ ------------ ---------------- ------------
    Common stock issued as
   Payment for liabilities         --       --      2,623,850      2,624        49,888         --             --           52,512
------------------------------- -------- --------- ------------- ----------- ------------ ------------ ---------------- ------------

------------------------------- -------- --------- ------------- ----------- ------------ ------------ ---------------- ------------
   Issuance of common stock        --       --      1,585,563      1,586        40,925     (42,511)           --             --
          committed
------------------------------- -------- --------- ------------- ----------- ------------ ------------ ---------------- ------------

------------------------------- -------- --------- ------------- ----------- ------------ ------------ ---------------- ------------
   Common stock issued for         --       --        25,000         25         2,475          --             --           2,500
           services
------------------------------- -------- --------- ------------- ----------- ------------ ------------ ---------------- ------------

------------------------------- -------- --------- ------------- ----------- ------------ ------------ ---------------- ------------
 Common stock issued for cash      --       --      3,208,667      3,208       106,241         --             --          109,449
------------------------------- -------- --------- ------------- ----------- ------------ ------------ ---------------- ------------

------------------------------- -------- --------- ------------- ----------- ------------ ------------ ---------------- ------------
   Common stock issued for                          1,555,974      1,556       169,601                                    171,157
           funding
------------------------------- -------- --------- ------------- ----------- ------------ ------------ ---------------- ------------

------------------------------- -------- --------- ------------- ----------- ------------ ------------ ---------------- ------------
     Effect of beneficial          --       --          --           --         60,000         --             --           60,000
      Conversion feature
------------------------------- -------- --------- ------------- ----------- ------------ ------------ ---------------- ------------

------------------------------- -------- --------- ------------- ----------- ------------ ------------ ---------------- ------------
           Net loss                --       --          --           --           --           --         (238,579)      (238,579)
                                  ---      ---         ---          ---          ---          ---         --------       --------
------------------------------- -------- --------- ------------- ----------- ------------ ------------ ---------------- ------------

------------------------------- -------- --------- ------------- ----------- ------------ ------------ ---------------- ------------
   Balance at June 30, 2005      1,763     $ 2      31,478,505   $31,479      $2,065,512      $--       $(2,095,878)      $ 1,115
                                 =====     ===      ==========   =======      ==========      ===       ============      =======
------------------------------- -------- --------- ------------- ----------- ------------ ------------ ---------------- ------------

                See accompanying notes to financial statements.

                            HEALTHRENU MEDICAL, INC.
                   UNAUDITED CONDENSED STATEMENT OF CASH FLOWS
                For the nine months ended June 30, 2005 and 2004

                                   ----------

                                                                     Nine Months Ended
                                                                          June 30,
                                                                   2005             2004
                                                                 ---------       ---------
Cash flows from operating activities:
  Net loss                                                       $(238,579)      $(362,980)
  Adjustments to reconcile net loss to net cash used
    in operating activities:
    Depreciation                                                     1,133           5,150
    Gain on sale of asset                                               --         (15,468)
    Rent expense contributed by stockholder                             --             750
    Stock-based compensation for services/settlement                 3,250          52,950
    Stock-based employee compensation                                   --          37,500
    Effect of beneficial conversion feature                         60,000              --
    Changes in operating assets and liabilities:
      Accounts receivable                                             (314)         (1,994)
      Inventories                                                   (1,398)         15,089
      Prepaid expense                                              (20,516)         (1,646)
      Accounts payable and accrued liabilities                       8,949         152,946
                                                                 ---------       ---------

Net cash used in operating activities                             (187,475)       (117,703)
                                                                 ---------       ---------

Cash flows from investing activities:
  Purchase of fixed assets                                            (506)         (3,498)
                                                                 ---------       ---------

        Net cash used in investing activities                         (506)         (3,498)
                                                                 ---------       ---------

Cash flows from financing activities:
  Common stock issued for cash                                     109,449          85,500
  Proceeds from note payable to stockholders                        90,000              --
  Payment received on stock subscription receivable                     --          31,000
                                                                 ---------       ---------

        Net cash provided by financing activities                  199,449         116,500
                                                                 ---------       ---------

(Decrease)/Increase in cash and cash equivalents                    11,468          (4,701)

Cash and cash equivalents, beginning of year                         7,560          17,684
                                                                 ---------       ---------

Cash and cash equivalents, end of year                           $  19,028       $  12,983
                                                                 =========       =========


Supplemental disclosure of cash flow information:
  Cash paid for interest                                         $     226       $      --
                                                                 =========       =========

  Cash paid for income taxes                                     $      --       $      --
                                                                 =========       =========

  Non-cash investing and financing activities:
    Issuance of common stock and notes payable for
      financing costs                                            $ 360,000       $      --
                                                                 =========       =========

    Issuance of common stock as payment of liability             $  52,512       $  50,773
                                                                 =========       =========

    Transfer of property for reduction in accrued liability      $      --       $   3,811
                                                                 =========       =========

    Sale of common stock for subscription receivable             $      --       $   4,000
                                                                 =========       =========

                 See accompanying notes to financial statements

                            HEALTHRENU MEDICAL, INC.
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

                                   ----------

1.    Interim Financial Statements

      The accompanying unaudited interim financial statements have been prepared without audit pursuant to the rules and regulations of the U.S. Securities and Exchange commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, pursuant to such rules and regulations. These unaudited condensed financial statements should be read in conjunction with the audited financial statements and notes thereto of HealthRenu Medical, Inc. (the "Company") included in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2004. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of financial position, results of operations and cash flows for the interim periods presented have been included. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the respective full year.

2.    Organization

      HealthRenu Medical, Inc. (the "Company"), a Nevada corporation, is headquartered in Houston, Texas. The Company provides raw materials to a third party manufacturing company who produces various skin care products that are purchased and distributed by the Company primarily to the home health care and other medical markets throughout the United States.

      The Company was originally incorporated in Delaware as Health Renu, Inc. in 1997. In September 2003, upon completion of a recapitalization through acquisition of a non-operating public shell, the name was changed to HealthRenu Medical, Inc. The public shell had no significant assets or operations at the date of acquisition. The Company assumed all liabilities of the public shell on the date of the acquisition. The historical financial statements presented herein are those of HealthRenu Medical, Inc., and its predecessor, Health Renu, Inc.

      The non-operating public shell used to recapitalize the Company was originally incorporated in Colorado as American Merger Control, Inc and subsequently adopted name changes to Ultratech Knowledge Systems, Inc., and AGTsports, Inc. In 2003, the Company was reincorporated in the state of Nevada and subsequently changed its name to its current name, HealthRenu Medical, Inc.

      On February 29, 2004, the Company entered into an agreement with a stockholder and former owner of the non-public entity to exchange 100% of the issued and outstanding shares of Health Renu, Inc., a Delaware corporation, and certain assets and liabilities of the Company for a return of 25,000 shares of common stock of the Company (which the Company has not yet received) and all proprietary trademarks, intellectual property rights and formulas to produce its products. The gain on the disposition of these assets and liabilities was $15,468.


3.    Significant Accounting Policies

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and related disclosures. Actual results could differ from those estimates.

                                    Continued

                            HEALTHRENU MEDICAL, INC.
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

                                   ----------

3.    Significant Accounting Policies, continued

      Revenue Recognition

      Revenue is recognized when products are shipped.

      Concentrations of Credit Risk

      Financial instruments which subject the Company to concentrations of credit risk include cash and cash equivalents and accounts receivable.

      The Company maintains its cash in well-known banks selected based upon management's assessment of the banks' financial stability. Balances may periodically exceed the $100,000 federal depository insurance limit; however, the Company has not experienced any losses on deposits.

      Accounts receivable generally arise from sales of various skin care products to the home health care and other medical markets throughout the United States. Collateral is generally not required for credit granted.

      Cash Equivalents

      For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

      Property and Equipment

      Property and equipment are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from three to twenty-five years. Expenditures for major renewals and betterments that extend the original estimated economic useful lives of the applicable assets are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and related accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts, and any gain or loss is included in operations.

      Inventories

      Inventories consist of raw materials, work-in-process and finished goods and are stated at the lower of cost or market. Cost is computed using actual costs on a first-in, first-out basis.

      Shipping and Delivery Costs

      The cost of shipping and delivery are charged directly to cost of sales at the time of shipment.

      Research and Development

      Research and  development  activities are expensed as incurred,  including
      costs  relating  to  patents  or  rights,   which  may  result  from  such
      expenditures.

                                    Continued

                            HEALTHRENU MEDICAL, INC.
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

                                   ----------

3.    Significant Accounting Policies, continued

      Income Taxes

      The Company uses the liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end. The Company provides a valuation allowance to reduce deferred tax assets to their net realizable value.

      Loss Per Share

      Basic and diluted loss per share is computed on the basis of the weighted average number of shares of common stock outstanding during each period. Common equivalent shares from convertible preferred stock and common stock options and warrants are excluded from the computation as their effect would dilute the loss per share for all periods presented. If the Company had reported net income for the three ande nine months ended June 30, 2005 or 2004, the calculation of diluted net income per share would have included 1,763 additional common equivalent shares for the Company's convertible preferred stock.

      Impairment of Long-Lived Assets

      In the event that facts and circumstances indicate that the carrying value of a long-lived asset, including associated intangibles, may be impaired, an evaluation of recoverability is performed by comparing the estimated future undiscounted cash flows associated with the asset or the asset's estimated fair value to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required.

      Fair Value of Financial Instruments

      The Company includes fair value information in the notes to financial statements when the fair value of its financial instruments is different from the book value. When the book value approximates fair value, no additional disclosure is made.

      Comprehensive Income

      Comprehensive income includes such items as unrealized gains or losses on certain investment securities and certain foreign currency translation adjustments. The Company's financial statements include none of the additional elements that affect comprehensive income. Accordingly, comprehensive income (loss) and net income (loss) are identical.

      Stock-Based Compensation

      Stock-based compensation is accounted for using the intrinsic value method prescribed in Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees", rather than applying the fair value method prescribed in SFAS No. 123, "Accounting for Stock-Based
      Compensation", as amended by SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure".

                                    Continued

                            HEALTHRENU MEDICAL, INC.
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

                                   ----------

4.    Going Concern

      During the nine months ended June 30, 2005, the Company has experienced negative financial results as follows:

      Net loss                                                      $  (238,579)

      Negative cash flows from operations                           $  (187,475)

      Negative working capital                                      $    (2,307)

      Accumulated deficit                                           $(2,095,878)

      Management has developed specific current and long-term plans to address its viability as a going concern as follows:

      o Effective September 2003, the Company entered into a recapitalization transaction with a public shell to gain access to public capital markets, to increase attractiveness of its equity and to create liquidity for stockholders.

      o The Company is also attempting to raise funds through debt and/or equity offerings. If successful, these additional funds will be used to pay down liabilities and to provide working capital.


      o     In the long-term,  the Company  believes that cash flows from growth
            in  its   operations   will  provide  the  resources  for  continued
            operations.

      There can be no assurance that the Company will have the ability to implement its business plan and ultimately attain profitability. The Company's long-term viability as a going concern is dependent upon three key factors, as follows:

      o The Company's ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of its business operations in the near term.

      o     The ability of the Company to control costs and expand revenues.

      o     The  ability  of  the  Company  to   ultimately   achieve   adequate
            profitability   and  cash  flows  from  operations  to  sustain  its
            operations.

5.    Litigation

      In 2004, Cause Number 825,095,"David M. Loev v. HealthRenu Medical, Inc," was filed against the Company in the County Court at Law No. 4, Harris County, Texas. The amount of damages sought by David Loev is approximately $16,600 for nonpayment of legal services he performed for the Company. The amount has been recorded as a liability as of June 30, 2005 in the accompanying financial statements.

6.    Related Party Transaction

      During the nine months ended June 30, 2005, the Company issued 2,000,000 shares of its common stock as payment of accrued compensation of $40,000 owed to an officer of the Company.


                                    Continued

                            HEALTHRENU MEDICAL, INC.
                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

                                   ----------

7.    Convertible Notes Payable

      During April and May 2005, the Company received $90,000 in the form of convertible notes payable from certain of its officers and directors. These notes bear interest at 8% per year and are convertible into the Company's common stock at $0.03 per share. The notes mature on August 31, 2005. Since the conversion price was less than the fair market value of the Company's common stock, the Company recorded a $60,000 beneficial conversion feature which is included in interest and financing expenses in the accompanying statement of operations for the nine months ended June 30, 2005.

8.    Standby Equity Distribution Agreement

      In May 2005, the Company entered into a Standby Equity Distribution Agreement ("SEDA") with Cornell Capital Partners, L.P. ("Cornell"). Pursuant to the SEDA, the Company may periodically sell to Cornell shares of its common stock for a purchase price of up to a maximum $10.0 million. For each share of common stock purchased under the SEDA, Cornell will pay the Company 97% of the lowest volume weighted average price at which its common stock is traded for the five trading days immediately following the notice date. The Company may request advances under the SEDA once the underlying shares are registered under the Securities Act. Thereafter, the Company may continue to request advances until Cornell has advanced $10.0 million or 24 months after the effective date of the registration statement, whichever occurs first. The amount of each advance is limited to a maximum draw down of $350,000 every five trading days. Cornell will retain a fee of 5% of each advance under the SEDA. The Company also issued 1,465,065 shares of its common stock and a promissory note in the principal amount of $188,843 to Cornell and issued 90,909 shares of its common stock to a placement agent, resulting in total deferred financing costs of $360,000 at June 30, 2005.

===================================================================================================================================
No dealer,  salesperson or other person has been  authorized to give  any  information  or to make  any  representations, other than those  contained or  incorporated by reference in this prospectus,  in connection with the offering  contained
herein.   If   given   or   made,   such   information   and
representations  must  not be  relied  upon as  having  been                     HEALTHRENU MEDICAL, INC.
authorized  by  HealthRenu  Medical,  Inc.  or  the  selling stockholders.  This  prospectus does not constitute an offer to  sell or a  solicitation  of an  offer  to buy any of the securities  offered hereby in any jurisdiction in which such
offer or solicitation  would be unlawful or to any person to                  100,000,000 Shares of Common Stock
whom it is  unlawful  to make  such  offer or  solicitation.
Neither the  delivery of this  prospectus  nor any sale made
hereunder   shall   under  any   circumstances   create  any                        ----------------
implication  that there has been no change in the affairs of
HealthRenu Medical, Inc. since the date hereof.                                        PROSPECTUS

                                                                                    ----------------






                                                                                       _________, 2005





Until ______,  2005, all dealers that effect transactions in these  securities,  whether  or not  participating  in  this offering,  may be required to deliver a prospectus.  This is
in  addition  to  the  dealers'   obligation  to  deliver  a
prospectus when acting as  underwriters  and with respect to their unsold allotments or subscriptions.

====================================================================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and By-laws provide for:

      o indemnification of our directors or persons serving in various business capacities at our request against judgments, penalties, fines and amounts paid in settlement and reasonable expenses actually incurred by such person by reason of the fact that such person is or was serving as provided above in connection with a threatened, pending or completed proceeding, whether civil or criminal, administrative, arbitrative or investigative, any appeal in any of the foregoing, or inquiry or investigation that could lead to such, if such individual acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests, and, if the action was a criminal proceeding, if such person had no reasonable cause to believe that such person's conduct was unlawful; and

      o mandatory indemnification of such persons who have been successful in defense of any proceeding against reasonable expenses incurred in connection with such proceeding.

Item 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION(1)

Registration Fee - Securities and Exchange Commission ...............   $  5,179

Transfer Agent Expenses (2) .........................................   $  2,500

Printing of Registration Statement, Prospectus, etc. (2) ............   $ 10,000

Blue Sky Fee and Expenses(2) ........................................   $  2,500

Accounting Services(2) ..............................................   $ 50,000

Legal Fees(2) .......................................................   $ 60,000

Miscellaneous(2) ....................................................   $  9,821

     Total ..........................................................   $140,000

----------

(1)   No portion of these expenses will be borne by selling stockholders.

(2)   Estimated.

Item 26. RECENT SALES OF UNREGISTERED SECURITIES

                                                 Principal
                                                  Amount       Price per         Nature of                    Exemption
  Date of Sale                Title              or Shares       Share          Transaction                   Claimed(1)
  ------------                -----              ---------       -----          -----------                   ----------
September 2005               Warrants            100,000          N/A        Warrants issued to        ss.4(2) of the Securities Act
                                                                             accredited investor
                                                                             for services.

September 22, 2005           Warrants            474,589          N/A        Warrants issued to        ss.4(2) of the Securities Act
                                                                             placement agent and
                                                                             affiliates as
                                                                             compensation in
                                                                             connection with
                                                                             2005 private
                                                                             placement.

September 22, 2005            Warrants           500,000          N/A        Warrants issued to        ss.4(2) of the Securities Act
                                                                             accredited investor
                                                                             and affiliates for
                                                                             services under
                                                                             consulting
                                                                             agreement.

September 19, 2005          Common Stock          20,000          N/A        Shares issued to          ss.4(2) of the Securities Act
                                                                             employees as
                                                                             compensation.

September 19, 2005          Common Stock         271,777          N/A        Shares issued to          ss.4(2) of the Securities Act
                                                                             Directors as
                                                                             compensation.

August 31, 2005             Common Stock       2,121,807         $0.03       Shares issued to          ss.4(2) of the Securities Act
                                                                             Directors and
                                                                             consultant upon
                                                                             conversion of loans.

August and September    Units consisting of     $548,000       $1,000.00     Securities issued         ss.4(2) of the Securities Act
2005                    8% Convertible                                       to accredited             and Regulation D thereunder
                        Notes and Warrants                                   investors in
                                                                             private placement
                                                                             for cash.

July 31, 2005                 Warrants           500,000          N/A        Warrants issued to        ss.4(2) of the Securities Act
                                                                             accredited investor
                                                                             for services
                                                                             rendered under
                                                                             consulting
                                                                             agreement.

July 18, 2005              Common Stock          500,000         $0.10       Shares issued to          ss.4(2) of the Securities Act
                                                                             individual investor
                                                                             for cash.

June 28, 2005              Common Stock           25,000          N/A        Shares issued to          ss.4(2) of the Securities Act
                                                                             distributor as
                                                                             compensation.

                                                 Principal
                                                  Amount       Price per         Nature of                    Exemption
  Date of Sale                Title              or Shares       Share          Transaction                   Claimed(1)
  ------------                -----              ---------       -----          -----------                   ----------
June 16, 2005              Common Stock          434,000         $0.03       Shares issued to          ss.4(2) of the Securities Act
                                                                             Director upon loan
                                                                             conversion.

June 16, 2005              Common Stock          116,000         $0.04-      Shares issued to          ss.4(2) of the Securities Act
                                                                 $0.05       individual
                                                                             investors for cash.

June 14, 2005              Common Stock          830,988          N/A        Shares issued to          ss.4(2) of the Securities Act
                                                                             Chief Executive
                                                                             Officer and
                                                                             Directors as
                                                                             compensation.

May 23, 2005               Common Stock           90,909          N/A        Shares issued to          ss.4(2) of the Securities Act
                                                                             placement agent as
                                                                             compensation in
                                                                             connection with
                                                                             standby equity
                                                                             distribution
                                                                             agreement.

May 23, 2005               Common Stock        1,465,065          N/A        Shares issued to          ss.4(2) of the Securities Act
                                                                             accredited investor
                                                                             as compensation
                                                                             under standby
                                                                             equity distribution
                                                                             agreement.

May 23, 2005             Promissory Note        $188,843          N/A        Issued to                 ss.4(2) of the Securities Act
                                                                             accredited investor
                                                                             as compensation
                                                                             under standby
                                                                             equity distribution
                                                                             agreement.

January 26, 2005 -         Common Stock        1,718,667         $0.03-      Shares issued to          ss.4(2) of the Securities Act
March 14, 2005                                                   $0.05       individual investor
                                                                             for cash.

November 23, 2004          Common Stock          623,850         $0.03       Shared issued to          ss.4(2) of the Securities Act
                                                                             accredited investor
                                                                             for cash.

November 9, 2004           Common Stock        2,000,000         $0.02       Shares issued to          ss.4(2) of the Securities Act
                                                                             Chief Executive
                                                                             Officer
                                                                             in payment
                                                                             of accrued
                                                                             compensation.

November 9, 2004           Common Stock        1,000,000         $0.03       Shares issued to          ss.4(2) of the Securities Act
                                                                             two investors for
                                                                             cash.

November 9, 2004           Common Stock           25,000         $0.02       Shares issued as          ss.4(2) of the Securities Act
                                                                             reimbursement for
                                                                             credit advanced.

                                                 Principal
                                                  Amount       Price per         Nature of                    Exemption
  Date of Sale                Title              or Shares       Share          Transaction                   Claimed(1)
  ------------                -----              ---------       -----          -----------                   ----------
November 9, 2004           Common Stock          694,575          N/A        Shares issued to          ss.4(2) of the Securities Act
                                                                             Directors as
                                                                             compensation.

September 2004             Common Stock          295,587         $0.10       Issued to Chief           ss.4(2) of the Securities Act
                                                                             Executive Officer
                                                                             as reimbursement
                                                                             for advances.

September  2004            Common Stock        1,000,000         $0.02       Shares issued to          ss.4(2) of the Securities Act
                                                                             two individual
                                                                             investors for cash.

August 2004                Common Stock          337,500         $0.10       Shares issued to          ss.4(2) of the Securities Act
                                                                             two individuals for
                                                                             services.

August 2004                Common Stock           27,000         $0.10       Shares issued to          ss.4(2) of the Securities Act
                                                                             two individuals for
                                                                             cash.

January 12, 2004           Common Stock          187,500          N/A        Shares issued to          ss.4(2) of the Securities Act
                                                                             Chief Executive
                                                                             Officer as
                                                                             compensation.

December 2003              Common Stock           50,000          N/A        Shares issued to          ss.4(2) of the Securities Act
                                                                             Chief Executive
                                                                             Officer
                                                                             in cancellation
                                                                             of note payable.

November 2003              Common Stock          450,000          N/A        Shares issued to          ss.4(2) of the Securities Act
                                                                             Chief Executive
                                                                             Officer as
                                                                             compensation.

September 26, 2003         Common Stock       15,447,699          N/A        Shares issued to          ss.4(2) of the Securities Act
                                                                             stockholders of
                                                                             acquired company
                                                                             pursuant to
                                                                             exchange agreement.

September 26, 2003         Common Stock          379,902        $379,902     Conversion of notes       ss.4(2) of the Securities Act
                                                                             and accrued wages.        and Regulation D thereunder

August 1, 2003          Series 2003A             500,000          N/A        Shares issued to          ss.4(2) of the Securities Act
                        Preferred Stock                                      Chief Executive
                                                                             Officer as
                                                                             compensation.

(1) All transactions described in Item 26 were, in the opinion of the Registrant, exempt from registration under the Securities Act by reason of
Section 4(2) thereof, since the sale of such securities did not involve any public offering. Each person who purchased such securities represented that such shares were purchased for investment and not with a view to any distribution thereof. The purchasers of these securities were officers or directors of the Registrant or persons who were sophisticated in financial matters and had access to information about the Registrant and an opportunity to ask questions of the directors and officers of the Registrant.

Item 27.   EXHIBITS

Exhibit No.                                     Description of Exhibit
2.1        Articles of Merger                                                                                  (2)

2.2        Plan of Merger                                                                                      (2)

2.3        Exchange Agreement                                                                                  (3)

3.1        Articles of Amendment to Articles of Incorporation                                                  (1)

3.2        Articles of Incorporation                                                                           (2)

3.3        Articles of Amendment to Articles of Incorporation                                                  (2)

3.4        Articles of Amendment to Articles of Incorporation                                                  (2)

3.5        Bylaws                                                                                              (2)

4.1        Standby Equity Distribution Agreement dated as of May 23, 2005 between the Registrant and
           Cornell Capital Partners, LP                                                                        (7)

4.2        Registration Rights Agreement dated May 23, 2005 by and between the Registrant and Cornell Capital
           Partners, LP in connection with the Standby Equity Distribution Agreement                           (7)

4.3        Placement Agent Agreement dated as of May 23, 2005 by and among the Registrant, Cornell Capital
           Partners, LP and Monitor Capital, Inc. in connection with the Standby Equity Distribution Agreement (7)

4.4        Escrow Agreement dated as of May 23, 2005 by and between the Registrant, Cornell Capital Partners,
           LP and David Gonzalez, Esq. in connection with the Standby Equity Distribution Agreement            (7)

4.5        Form of Promissory Note by Registrant in favor of Cornell Capital Partners, LP                      (7)

4.6        Form of 8% Convertible Notes                                                                        (8)

4.7        Form of 125% Warrant                                                                                (8)

4.8        Form of 150% Warrant                                                                                (8)

5.0        Legal Opinion +

10.1       Employment Agreement between Randy Mullins and AGTsports, Inc.                                      (1)

10.2       Amended Employment Agreement between Randy Mullins and AGTsports, Inc.                              (5)

10.3       Consulting Agreement between Robert Prokos and the Registrant                                       (5)

10.4       Employment Agreement between Robert Prokos and the Registrant                                       (6)

10.5       Placement Agent Agreement dated as of July 28, 2005 between the Registrant and North Coast
           Securities Corporation ++

10.6       Financial Advisory and Investment Banking Agreement dated as of July 28, 2005 between the
           Registrant and North Coast Securities Corporation ++

10.7       Consulting Agreement dated as of July 31, 2005 between the Registrant and MultiGrow Advisors,
           LLC ++

15.1       Letter from Brimmer, Burek and Keelan, LLP, Certified Public Accountants                            (4)

23.1       Consent of Ham, Langston & Brezina, L.L.P. ++

23.2       Consent of __________ (included in Exhibit 5.0) +

----------

(1) Filed as Exhibits 3.1 and 10.1 to our Form 8-K filed with the Securities and Exchange Commission on August 6, 2003, and incorporated herein by reference.

(2) Filed as Exhibits 2.1, 2.2, 3.1, 3.2, 3.3 and 3.4 to our Form 8-K filed with the Securities and Exchange Commission on September 15, 2003, and incorporated herein by reference.

(3) Filed as Exhibit 2.1 to our Form 8-K filed with the Securities and Exchange Commission on September 29, 2003, and incorporated herein by reference.

(4) Filed as Exhibit 15.1 to our Form 8-K filed with the Securities and Exchange Commission on February 19, 2003 and incorporated herein by reference.

(5) Filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to our Form S-8 filed with the Securities and Exchange Commission on November 26, 2003, and incorporated herein by reference.

(6) Filed as Exhibit 10.2 to our Form 10-QSB filed with the Securities and Exchange Commission on May 24, 2004, and incorporated herein by reference.

(7) Filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to our Form 8-K filed with the Securities and Exchange Commission on May 27, 2005, and incorporated herein by reference.

(8) Filed as Exhibits 10.1, 10.2 and 10.3 to our Form 8-K filed with the Securities and Exchange Commission on September 9, 2005, and incorporated herein by reference.

+     To be filed by amendment.
++    Exhibit filed herewith in this Registration Statement.

Item 28. UNDERTAKINGS

      The undersigned registrant will:

      (a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) Include  any  addition  or  changed  material  on the  plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Houston, Texas, on September 28, 2005.


                             HEALTHRENU MEDICAL, INC.



                             By:    /s/ Robert W. Prokos
                                ------------------------------------------------
                                        Robert W. Prokos
                                        Chief Executive Officer (Principal
                                        Executive and Financial Officer)

                                POWER OF ATTORNEY

      In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

      Each person, in so signing, also makes, constitutes and appoints Robert W. Prokos, Chief Executive Officer, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments (including post-effective amendments) to this registration statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 28th day of September, 2005 by the following persons in the capacities indicated.

Signature                                             Title
---------                                             -----

/s/ Robert W. Prokos
------------------------------                        President, Chief Executive
Robert W. Prokos                                      Officer and Director

/s/ Dr. Dianne Love
------------------------------                        Director
Dr. Dianne Love

/s/ David Spencer
------------------------------                        Director
David Spencer


------------------------------                        Director
Edward Walter Zieverink, III

/s/ Dr. Daniel Sparks
------------------------------                        Director
Dr. Daniel Sparks